UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

energiUS Funds
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

2 Park Plaza, Suite 1075, Irvine, California 92614

(949) 939-9283

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2 Park Plaza, Suite 1075, Irvine, California 92614
(Address of principal place of business or intended principal place of business)

Agent for Service: Paul N. Nicholson, President energiUS Management LLC 2 Park Plaza, Suite 1075 Irvine, California 92614 (949) 939-9283	Copy to: Darin H. Mangum, Esq. Mangum & Associates, PLLC 4692 North 300 West, Suite 210 Provo, Utah 84604 (801) 226-7583

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐                                                                                                       Accelerated filer   ☐

Non-accelerated filer ☒   (Do not check if a smaller reporting company)                            Smaller reporting company   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per Unit	Proposed maximum aggregate offering price	Amount of registration fee
Limited Partner Interests	$50,000,000	$10,000	$50,000,000	$1,965.00

NOTES: Registration Fee calculated according to the Commission’s Fee Rate Advisory #5 for 2008 (calling for Section 6(b) fees of $39.30 per million dollars) and pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion. Preliminary Prospectus Dated September ____, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

energiUS Funds

5,000 Units of Limited Partner Interests or Additional General Partner Interests
in a Series of up to Five (5) Limited Partnerships

Offering Price: $10,000 per Unit	Minimum Purchase: $10,000 (1 Unit)

energiUS Funds is a series of up to five (5) limited partnerships to be formed to acquire a diverse portfolio of direct or indirect interests in marginally producing oil and natural gas wells and oil producing properties or fields throughout the United States that are suitable to be reworked with a view toward enhancing production levels utilizing available reservoir enhancement technologies including, but not limited to, “Radial Jet Enhancement Technology” (R-JET), polymer gel treatments, “Electric Bottom Hole Heating Systems” (EBHHS), water flooding, etc. The partnerships anticipate receiving revenues from the production of acquired and enhanced properties and then selling the producing fields at a valuation commensurate with the enhanced stabilized production levels. The partnerships may also participate in the drilling of new wells in order to potentially achieve further diversification and higher yields. The primary purposes of the partnerships will be to generate revenue from the production of oil and gas, distribute cash to the partners, and provide tax benefits. There can be no assurance these objectives will be achieved. We are energiUS Management LLC, and we will be the managing general partner of each partnership.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are speculative and involve a high degree of risk. Before buying Units, you should consider carefully the risk factors beginning on page 5 in this prospectus, including:

    •    Oil and gas operations are highly speculative    •    We will manage and control each partnership     •    You will be unable to evaluate drilling or investment prospects    •    Third parties may control drilling, completion and production operations    •    Personal liability of additional general partners    •    Limited transferability of partnership interests    •    Cash distributions are not guaranteed    •    Conflicts of interest    •    Tax risks

	Per Unit	Minimum Offering for Each Partnership	Maximum Offering for All Five Partnerships (5,000 Units)
Offering Price	$10,000	N/A	$50,000,000
Management Fee and Organization and Offering Costs, including Commissions	$1,500	N/A	$7,500,000
Proceeds, before Expenses, to the partnerships	$8,500	N/A	$42,500,000

MacArthur Strategies, Inc. is the dealer manager for this offering. The dealer manager and soliciting dealers are offering the Units on a “best efforts minimum/maximum” basis. No minimum number of Units in a partnership need to be sold in order for a partnership to be formed. The dealer manager and soliciting dealers are required to use only their best efforts to sell the Units offered in each partnership.

MacArthur Strategies, Inc.

September ____, 2008

TABLE OF CONTENTS

PROSPECTUS	5

FINANCIAL STATEMENTS	F-1

EXHIBITS:
UNDERWRITING AGREEMENT	EX 1.1
ARTICLES OF ORGANIZATION - energiUS Management LLC	EX 3.1
ARTICLES OF ORGANIZATION – energiUS LLC	EX 3.2
OPERATING AGREEMENT – energiUS Management LLC	EX 3.3
OPERATING AGREEMENT – energiUS LLC	EX 3.4
SUBSCRIPTION AGREEMENT	EX 4.1
INSTRUCTIONS TO SUBSCRIBERS	EX 4.2
LEGAL OPINION	EX 5.1
FORM OF LIMITED PARTNERSHIP AGREEMENT	EX 10.1
LETTER OF INTENT	EX 10.2
AUDITOR’S CONSENT	EX 23.1
ATTORNEY’S CONSENT (INCLUDED IN EX 5.1)	EX 23.2

PROSPECTUS SUMMARY

This summary highlights some information contained in this prospectus. It is not complete and may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the risk factors, the financial statement and the notes to the financial statement. You will find definitions of many terms, including those relating to the oil and gas business, in the “GLOSSARY OF TERMS” beginning on page 64.

About the Program

energiUS Funds is a series of up to five (5) limited partnerships to be formed by energiUS Management LLC, a Nevada limited liability company (“we”, “our”, “us”) (as sponsor and general partner) to acquire a diverse portfolio of interests in marginally producing oil and natural gas wells and oil producing properties or fields throughout the United States that are suitable to be reworked with a view toward enhancing production levels utilizing available production enhancement technologies including, but not limited to, “Radial Jet Enhancement Technology” (R-JET), polymer gel treatments, “Electric Bottom Hole Heating Systems” (EBHHS), water flooding, etc. (the “production enhancement technologies”). The partnerships anticipate receiving revenues from the production of acquired and enhanced properties and then selling the producing fields at a valuation commensurate with the enhanced production levels. The partnerships may also participate in the drilling of new wells in order to potentially achieve further diversification and higher yields. The primary purposes of the partnerships will be to generate revenue from the production of oil and gas, distribute cash to the partners, and provide tax benefits. There can be no assurance these objectives will be achieved.

While we are not limited as to geography, we anticipate the partnerships’ wells and their interests therein will be located in or around the States of Texas, Louisiana, Oklahoma, New Mexico, and Kansas. Regardless of location, the properties we select for the partnerships will meet specific acquisition criteria. We will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential. In most cases, we will acquire properties that we believe have multi-pay horizons, predictable costs, and quick pipeline hookups. We seek properties that are within or offsetting proven producing oil & gas fields and that have the potential, if successful, to generate cash distributions to our investors. The partnerships also may drill and own interests in oil and natural gas properties with strategic partners and/or affiliates. See “PROPOSED ACTIVITIES”

Production Enhancement Technologies

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Radial Jet Enhancement Technology (R-JET). R-JET technology is an innovative petroleum production enhancement technology recently designed to improve the production potential of new and existing oil and gas wells.  This patented process has brought certifiable efficiency to the economics of operating virtually any oil or gas well.  Existing data indicates that the production from producing wells may be improved by a factor of up to 3 to 10 times.   R-JET is a fast, cost-efficient method to potentially boost production rates. Utilizing modified coiled tubing technology, the process involves boring small lateral holes 2 inches in diameter a short distance out into oil or gas bearing sands. High pressure fluid is then jetted out into the formation – up to 300 feet from the well bore in some cases – opening up the formation to allow for freer flow of hydrocarbons. Such laterals can be jetted at multiple levels. R-JET can be applied successfully to allow for improved injection rates for water disposal or injection wells, directional application of various forms of treatment (e.g., acid, steam, etc.), multi-layer application in thicker reservoir zones, and increased production rates and reserves from otherwise mature oil and gas wells.

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Polymer Gel Treatments. Polymer Gel Treatments are designed to control excessive water production, improver oil recovery rates and reduce lifting costs.  Polymer treatments typically reduce water production by 60% to 90% with a corresponding drop in electricity and fuel costs.  Because pumping fluid levels are reduced and oil production can be improved as a percentage of fluid produced, oil production is often increased by 10% to 80%.

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Electric Bottom Hole Heating Systems (EBHHS). EBHHS is a unique oil field tool that is used for secondary recovery purposes and thermal stimulation of wells, particularly those with heavy oil or paraffin laden crude.  EBBHS is often preferred to hot oiling and, in some cases, steaming and other various chemical treatments.  By introducing heat at the precise oil reservoir interval the viscosity of the crude is greatly reduced and paraffin plugging of the formation and tubing is eliminated.  Utilizing EBHHS, well production can be improved as much as 5 to 10 fold.

•

Water Flooding. Water flooding is one of many secondary methods that may be applied to reservoirs in order to recover a significant portion of the oil present.  Water is injected into the oil bearing formation at a location which comes in contact with the formation at a lower level (deeper) than the recovery or production well at the higher end of the formation. Since oil “floats” on water, the water drives the remaining oil in the formation upwards along the path of the formation to the recovery well or wells.  This method can recover very significant amounts of oil that have been left behind by primary development methods. Capital costs, mainly for surface facilities to handle the injection of water into the formation, are relatively inexpensive compared to the potential value from increased oil production.

Investment Objectives

The partnerships offer investors the opportunity to participate in a diversified investment in the oil and natural gas industry that has been designed to minimize the additional risks associated with traditional drilling programs.

The partnerships intend to utilize production enhancement technologies to enhance the recovery of hydrocarbons from mature producing oil and gas wells in the continental United States. We anticipate reviewing numerous acquisition opportunities on an ongoing basis in order to develop a portfolio of producing wells that will subsequently be enhanced using production enhancement technologies. Enhanced wells can then be placed on the market for an anticipated sale at a new higher valuation based on improved levels of production.

In addition, we anticipate further diversification by having each partnership having limited exposure in the participation of a limited number of higher risk / higher yield prospects. This could be in the form of a joint venture with a major oil company, a national independent or a well known regional firm. We anticipate that the partnerships may achieve potentially higher yields if such prospects prove successful.  Alternatively, by virtue of having the majority of the partnerships’ investments in prospects that stand to benefit from the utilization of production enhancement technologies (a potentially lower risk / moderate yield alternative to traditional drilling) the partnerships would hopefully remain viable even if the higher risk prospects prove to be non-productive.

The program is intended to produce the following benefits for investors:

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Cash distributions from the sale of oil and natural gas and/or producing properties;

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Tax deductions for intangible drilling costs, depreciation and depletion; and

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A diversified investment in multiple wells and/or properties utilizing production enhancement technologies.

or reasons we discuss in this prospectus, including under the section entitled “Risk Factors,” you may not realize some or all of these benefits. You should only invest if you can afford the loss of your entire investment.

• Cash distributions from the sale of oil and natural gas and/or producing properties. If we are successful and the partnership’s revenues exceed its expenses, you will receive periodic distributions of the partnership’s cash profits on a quarterly or other basis as determined in our discretion. The timing and amount of distributions will depend primarily on a partnership’s net cash receipts from its oil and gas operations, and will be affected, among other things, by the price of oil and natural gas and the level of production, if any, of the partnership’s properties.

• Tax deductions for intangible drilling costs, depreciation and depletion. As a partner in the partnership, you may be entitled to tax deductions that will reduce your taxable income in the year in which you invest and in subsequent years. If you invest as an additional general partner, these deductions may reduce your taxable income from other sources, such as ordinary income from employment or other business activities. If you invest as a limited partner, these deductions may offset a portion of your taxable income from passive activities. See “TAX CONSIDERATIONS.”

• A diversified investment in multiple wells and/or properties utilizing production enhancement technologies. We expect to acquire interests in properties that have multiple (i.e., more than 10) wells so that the impact of less productive properties on the partnership is balanced by the results of other properties.

Terms of the Offering (see page 15)

Managing General Partner	energiUS Management LLC, a Nevada limited liability company (“eUSM”)
Securities Offered

We are offering up to 5,000 Units of additional general partner or limited partner interest in a series of up to five (5) partnerships. In the first partnership to be formed in the program, we are offering up to 1,000 Units of additional general partner interest or limited partner interest ($10,000,000). Each subsequent partnership, if formed, will be offered under the same terms. In no event will the maximum offering amount in a partnership be more than $10,000,000. You may elect to buy Units as an additional general partner and/or as a limited partner. There is no minimum number of additional general partner or limited partner Units that must be sold.

Offering Price	$10,000 per Unit
Minimum Investment	$10,000 (1 Unit)
Assessments

Aside from the rare event in which a cash call may be acquired to continue a partnership’s operations, you are not required to make any capital contributions to a partnership other than payment of the offering price for the Units you purchase. We will set aside contingency reserves to diminish the risk of any future assessments. In the event we deem it to be in the partnership’s best interest to rework, re-drill, pump, frac, or service an oil and gas well or to otherwise expend funds to further the partnership’s purpose after a well has been completed, and the partnership lacks immediate liquidity to do so, we may require additional contributions from the Investor Partners in order to facilitate such purpose.  In the event an Investor Partner’s obligation is not met in connection with such a requirement, and if it is fulfilled by a third party, such third party shall be entitled to a 5:1 return on their cash call contribution prior to the defaulting Investor Partner receiving any net revenue from such well.

Offering Period

The offering period for the first partnership, energiUS Fund – I LP, will begin on the date of this prospectus. We intend to offer Units in the other partnerships sequentially, and will not offer Units in more than one partnership at a time. We may terminate the offering period for a partnership at any time. No minimum number of Units need to be subscribed for in a partnership. We may elect to terminate a partnership’s offering period before the maximum number of Units in the partnership has been subscribed for. The offering periods for each partnership may terminate at any time in our sole discretion.

Plan of Distribution; No Escrow

 MacArthur Strategies, Inc. (“MSI”) is the dealer manager for this offering. It will receive a sales commission, payable in cash by us equal to 10% of the investor partners’ subscriptions. It will also be entitled to reimbursement of up to 2% of the investor partners’ subscriptions for marketing expenses as well as 3% of the investor partners’ subscriptions as a non-accountable due diligence allowance. MSI may reallocate such commissions, fees or allowances, in whole or part, to other FINRA (FINRA)-licensed broker-dealers engaged to sell Units. MSI and the soliciting dealers are required to use only their best efforts to sell the Units offered in each partnership. Subscription proceeds for a partnership will not be escrowed and will be immediately available to form a partnership to pursue the objectives described herein.

Conversion of Units

Additional general partners in a partnership may convert their general partner interests into limited partner interests at any time after the first anniversary of the partnership’s formation. All additional general partner interests in a partnership will be converted into limited partner interests as soon as practicable after the end of the year in which production enhancement activities by the partnership has been completed.

Principal Office	The principal office of the partnerships and eUSM is located at 2 Park Plaza, Suite 1075, Irvine, California 92614, and the telephone number is (949) 939-9283.

Risk Factors (see page 5)

The Units are a speculative investment and involve a high degree of risk. You should consider the risk factors described on pages 5 to 13 of this prospectus, together with the other information in this prospectus, in evaluating an investment in the Units.

Our Compensation (see page 26)

The following table summarizes the estimated compensation to be received by us from each partnership.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest	10% interest
Managing General Partner	Management fee	5% of subscriptions (non-recurring fee)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Managing General Partner and its Affiliates	Payment for equipment, supplies, marketing, and other services	Cost or competitive prices

Our “partnership interest,” as described in the table above, refers only to our interest as managing general partner and does not include the interest we will have as a result of our purchase of any Units. Direct costs cannot be quantified until a partnership begins conducting business.

Participation in Distributions, Profits, Losses, Costs and Revenues (see page 23)

Cash distributions, if any, from a partnership will be distributed 90% to the holders of Units and 10% to us before payout of their capital contribution; after payout, 75% to the holders of Units and 25% to us.

Partnership profits will be allocated in the same manner.

Deductions for organization and offering expenses and the management fee will be allocated 100% to the holders of Units, except for those Units purchased by us. Lease costs, intangible drilling and development costs and completion costs will be allocated 100% to the holders of Units. Partnership direct costs, administrative costs and operating costs will be allocated 100% to the holders of Units. We will pay the percentage of partnership costs allocable to the partnership Units we buy, if any.

Use of Proceeds (see page 26)

Each partnership may receive subscriptions of any amount to close. Subscription proceeds for a partnership will not exceed $10,000,000, including Units we purchase, if any. Of the proceeds from the aggregate contributions to the capital of a partnership, 64% to 69% will be applied toward direct or indirect interests in marginally producing oil and natural gas wells and oil producing properties or fields throughout the United States that are suitable to be reworked with a view toward enhancing production levels utilizing available reservoir enhancement technologies; 0% to 5% will be applied to acquiring direct or indirect interests in prospects engaged in the drilling of new wells; 5% will be paid to us as a one-time, non-recurring management fee; 10% will be used to pay sales commissions; 2% will be allocated for marketing expenses; 3% will be allocated for due diligence expenses; 10% will be retained in a contingency reserve to handle cost overruns related to the partnership’s activities; and 1% will pay for other organization and offering costs associated with the formation and sale of the partnership Units.

RISK FACTORS

Investment in the partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for liquidity in their investments. You should consider carefully the following factors, in addition to the other information in this prospectus, prior to making your investment decision.

Special Risks of the Partnerships

We will manage and control the partnerships’ business. Third parties may manage and control the prospects.    We will exclusively manage and control all aspects of the business of each partnership and will make all decisions concerning the business of each partnership. You will not be permitted to take part in the management or in the decision making of any partnership. Third parties may act as the operator of partnership prospects, and in many cases, the partnerships may acquire a less than 50% interest in various oil and natural gas properties. Accordingly, third parties may manage and control the drilling, completion and production operations on the properties.

Because we have not yet identified or selected any prospects, you may not be able to evaluate a partnership’s prospects before making your investment decision.  We have not selected any prospects for acquisition by the partnerships and may not select prospects for a partnership until after the formation of the partnership. You may not have an opportunity before purchasing Units to evaluate geophysical, geological, economic or other information regarding the prospects to be selected. Delays are likely in the investment of proceeds from your subscription because the offering period for a partnership can extend over a number of months, and no prospects will be acquired until after the formation of the partnership. If we select a prospect for acquisition by a partnership during that partnership’s offering period, either before or after formation of the partnership, we will file a prospectus supplement describing the prospect and its proposed acquisition. If you subscribe for Units prior to any such supplement you will not be permitted to withdraw your subscription as a result of the selection of any prospect and you may not be notified of the selection of any prospect prior to funding of the partnership or partnerships in which you have invested.

Additional general partners have unlimited liability for partnership obligations.    Under Nevada law, the state in which the partnerships will be formed, general partners of a partnership have unlimited liability for obligations and liabilities of that partnership. If you purchase Units as an additional general partner you will be liable for all obligations and liabilities arising from partnership operations if these liabilities exceed both the assets and insurance of the partnership, and our assets and insurance. Even if you convert your general partner interest into a limited partner interest, you will continue to be liable as a general partner for matters that occurred while you owned a general partner interest. Your liability as an additional general partner may exceed the amount of your subscription. Under the partnership agreement, additional general partners are only liable for their proportionate share of a partnership’s obligations and liabilities. This agreement will not eliminate your liabilities to third parties in the event you invest as an additional general partner and other additional general partners do not pay their proportionate share of your partnership’s obligations and liabilities.

Also, each partnership will usually own less than 100% of the interest in a prospect. If a court holds the partnership and you (as a general partner) and the other third-party working interest owners of the prospect liable for the development and operation of the prospect and the third-party working interest owners do not pay their proportionate share of the costs and liabilities associated with the prospect, then the partnership and you and the other additional general partners also would be liable for those costs and liabilities.

As an additional general partner you may become subject to the following:

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Contract liability, which is not covered by insurance;

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Liability for pollution, abuses of the environment, and other environmental damages such as the release of toxic gas, spills or uncontrollable flows of natural gas, oil or fluids, against which we cannot insure because coverage is not available or against which we may elect not to insure because of high premium costs or other reasons; and

•

Liability for drilling hazards which result in property damage, personal injury, or death to third-parties in amounts greater than the partnership’s insurance coverage. Drilling hazards include but are not limited to well blowouts, fires, and explosions.

If your partnership’s insurance proceeds and assets, our indemnification of you and the other additional general partners, and the liability coverage provided by major subcontractors is not sufficient to satisfy a liability, then, to the extent the partnership’s contingency reserve has been depleted, we will call for additional funds from you and the other additional general partners to satisfy the liability.

There is no guarantee of a return of your investment or any specific rate of return on your investment in a partnership.    You may not recover all of your investment in a partnership, or if you do recover your investment in a partnership, you may not receive a rate of return on your investment that is competitive with other types of investment. You will be able to recover your investment only through the partnership’s distributions of the sales proceeds from the production of oil and natural gas from productive wells. The quantity of oil and natural gas in a well, which is referred to as its reserves, decreases over time as the oil and natural gas is produced until the well is no longer economical to operate. All of these distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment in a partnership, excluding tax benefits, until your total cash distributions from the partnership exceed 100% of your investment.

Cash distributions are not guaranteed.    Cash distributions are not guaranteed and will depend on each partnership’s future operating performance. See “PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES” We will review the accounts of each partnership at least quarterly to determine the cash available for distribution. Distributions will depend primarily on a partnership’s cash flow from operations, which will be affected, among other things, by the following:

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The price of oil and natural gas;

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The level of production of the partnership’s wells;

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Repayment of borrowings, if any;

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Cost overruns;

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Remedial work to improve a well’s producing capability;

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Direct costs and general and administrative expenses of the partnership;

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Reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; and

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The indemnification of us and our affiliates by the partnership for losses or liabilities incurred in connection with the partnership’s activities.

Partnership income will be taxable to the additional general and limited partners in the year earned, even if cash is not distributed. See “RISK FACTORS” and “PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUE.”

The partnerships have limited external sources of funds, which could result in a shortage of working capital. Each partnership intends to utilize substantially all available capital from this offering toward acquiring direct or indirect interests in marginally producing oil and natural gas wells and/or prospects engaged in the drilling of new wells. Each partnership will have only nominal funds available for partnership purposes until there are revenues from partnership operations. Any future requirement for additional funding will have to come, if at all, from a partnership’s revenues, the sale of partnership properties or interests therein, or from borrowings.

Occasions may arise in which we will need to raise additional funds in order to finance a partnership’s costs of:

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reworking, drilling and/or completing wells; and

•

providing necessary production equipment and facilities to service such oil and natural gas wells with production enhancement technologies and plugging and abandoning non-productive wells.

Additional operations that may require funding may include the acquisition of additional oil and gas leases and the drilling, completing and equipping of additional wells to further develop partnership prospects or to purchase additional prospects. Each partnership agreement provides that outstanding partnership borrowings may not at any time exceed 25% of the partnership’s aggregate capital contributions without the consent of the investor partners. Furthermore, a partnership may borrow funds only if the lender agrees that it will have no recourse against individual investor partners. If the above-described methods of financing should prove insufficient to maintain the desired level of partnership operations, such operations could be continued through farmout arrangements with third parties, including us and/or our affiliates. These farmouts could result in a partnership giving up a substantial interest in any oil and gas revenues it has developed. We cannot assure you that partnership operations will be sufficient to provide a partnership with necessary additional funding or that a partnership will be able to borrow funds from third parties on commercially reasonable terms or at all.

Your ability to resell your Units is limited due to the lack of a public market and restrictions contained in the partnership agreement.    You may not be able to sell your partnership interests. No public market for the Units exists or is likely to develop. Your ability to resell your Units also is restricted by the partnership agreement. The partnership itself may continue in existence for thirty years from its formation, unless earlier terminated. Although additional general partners and limited partners may under certain circumstances require us or an affiliate that we have designated to purchase their interest, this obligation is limited and does not assure the liquidity of your investment. See “TERMS OF THE OFFERING” and “TRANSFERABILITY OF UNITS.”

Our affiliates and we may have conflicts of interest with you and the partnership.    The continued active participation by our affiliates and us in oil and gas activities individually, and on behalf of other partnerships organized or to be organized by us, and the manner in which partnership revenues are allocated, create conflicts of interest with the partnerships. Our affiliates and we have interests that inherently conflict with those of the unaffiliated partners, including the following:

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Our affiliates and we manage other oil and natural gas drilling programs. We will owe a duty of good faith to each of the partnerships that we manage. Actions taken with regard to other partnerships may not be advantageous to a particular partnership.

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We decide which prospects each partnership will acquire. We could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning particular prospects to a partnership.

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One of our affiliates may act as operator on some partnership wells for which it will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services). Our affiliate could have an incentive to operate wells that were no longer economic to a partnership, in order to continue to receive operating fees.

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The percentage of revenues we receive is greater than the percentage of costs we pay. As a result, there may be a conflict of interest concerning which wells will be drilled based on the wells’ risk and profit potential.

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We serve as the tax matters partner for each partnership. If we represent a partnership before the IRS, potential conflicts may include whether or not we should expend partnership funds to contest a proposed adjustment by the IRS, if any, and the amount of your deduction for intangible drilling costs.

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The terms of any acquisitions of producing properties we may purchase from each partnership.

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Our purchase of Units in a partnership and/or the purchase of Units by one or more of our affiliates for a reduced price could dilute any voting rights you may have regarding your partnership.

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Our legal counsel is also legal counsel to eUSM and each partnership we sponsor.

There can be no assurance that any transaction with us will be on terms as favorable as could have been negotiated with unaffiliated third parties.

Our affiliates have sponsored ventures in the past that have produced dry holes and abandoned wells.   Our affiliate, Professional Investment Exchange, Inc. (PIE) has sponsored 7 limited partnerships from 2004 to the present. We refer to these programs as Energy Opportunity Funds 1 through 7. These ventures have evolved from standard multi-well drilling programs in EOF 1 and 2, into more sophisticated, multi-faceted funds designed to buy existing producing properties.

Compensation payable to us will effect distributions.    We will receive compensation from each partnership throughout the life of the partnership. Our affiliates may enter into transactions with the partnerships for services, supplies, and equipment and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies, and equipment. Compensation payments to our affiliates and us will be due regardless of a partnership’s profitability and will reduce the amount of cash available to a partnership for distribution to its partners. See “OUR COMPENSATION.”

A lengthy offering period may result in delays in the investment of your subscription and any cash distributions from the partnership to you.    Because the offering period for a particular partnership can extend for many months, it is likely that there will be a delay in the investment of your subscription proceeds. This may create a delay in the partnership’s cash distributions to you, which will be paid only if there is sufficient cash available. See “TERMS OF THE OFFERING” for a discussion of the procedures involved in the offering of the Units and the formation of a partnership.

Your subscription for Units is irrevocable.    Your execution of the subscription agreement is a binding offer to buy Units in a partnership. Once you subscribe for Units, you will not be able to revoke your subscription.

A partnership’s ability to diversify risks depends upon the number of Units issued and the availability of suitable prospects.    We intend to spread the risk of oil and natural gas drilling and ownership of interests in oil and natural gas properties by purchasing direct and/or indirect interests in multiple prospects, often participating as a minority interest owner with other oil and gas companies or partnerships as partners. If a partnership is subscribed at the minimum level, it will be able to participate in fewer prospects, thereby increasing the risk to the partners. As the partnership size increases, the diversification of a partnership will increase because the partnership can obtain interests in and drill on a greater number of prospects. However, if we are unable to secure sufficient attractive prospects for a larger partnership, it is possible that the average quality of the partnership prospects could decline. In addition, greater demands will be placed on our management capabilities in the event of a larger partnership.

Prospects in one area may increase a partnership’s risk.    To the extent that a partnership’s prospects are located in one area as opposed to multiple areas, this may increase a partnership’s risk of loss. For example, if multiple wells in one area are acquired at approximately the same time, then there is a greater risk of loss if the wells are marginal or nonproductive since we will not be using the results of one or more of those wells to decide whether or not to continue acquiring, reworking and/or drilling prospects in that area or to substitute other prospects in other areas. This is compared with the situation in which we acquire one well and assess the workover results before we decide to acquire or rework a second well in the same area or to substitute a different prospect in another area.

A partnership may become liable for joint activities of other owners.    The partnerships will usually acquire less than a full interest in prospects and, as a result, will engage in joint activities with other owners. Additionally, it is expected that the partnerships will purchase less than a 50% interest in most prospects, with the result that someone other than the partnerships or us may control such prospects. A partnership could be held liable for the joint activity obligations of the other owners, such as nonpayment of costs and liabilities arising from the actions of the owners. Full development of the prospects may be jeopardized in the event other owners cannot pay their shares of costs.

Other partnerships we sponsor will compete with these partnerships for prospects, equipment, contractors, and personnel. We plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the partnerships. Therefore, multiple partnerships with unexpended capital funds, including partnerships formed before and after the partnerships, may exist at the same time. Due to competition among the partnerships for suitable prospects and availability of equipment, contractors, and our personnel, the fact that partnerships previously organized by our affiliates and us may still be purchasing prospects when a particular partnership is attempting to purchase prospects may make the completion of prospect acquisition activities by the partnership more difficult.

We may lack significant capitalization.  Since no minimum level of capitalization needs to be achieved for a partnership to be formed, such partnerships may lack sufficient capitalization to acquire a diversified number of assets.

Past experience of our affiliates is not indicative of the results of these partnerships.    Information concerning the prior experience of previous partnerships sponsored by our affiliates, presented under the caption “PRIOR ACTIVITIES,” does not indicate the results to be expected by these partnerships.

Because investors bear the partnerships’ acquisition, drilling and development costs, they bear most of the risk of non-productive operations.    Under the cost and revenue sharing provisions of the partnership agreement, we will share costs with you differently than the way we will share revenues with you. Because investor partners will bear a substantial amount of the costs of acquiring, drilling and developing a partnership’s prospects, investor partners will bear a substantial amount of the costs and risks of marginally productive and non-productive wells.

The partnership agreement prohibits your participation in the partnerships’ business decisions.    You may not participate in the management of the partnership business. The partnership agreement forbids you from acting in a manner harmful to the business of a partnership. If you violate the terms of the partnership agreement, you may have to pay the particular partnership or other partners for all damages resulting from your breach of the partnership agreement.

The partnership agreement limits our liability to you and the partnership and requires the partnership to indemnify us against certain losses.    We will have no liability to a partnership or to any partner for any loss suffered by the partnership, and will be indemnified by the partnership against loss sustained by us in connection with the partnership if:

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We determine in good faith that our action was in the best interest of the partnership;

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We were acting on behalf of or performing services for the partnership; and

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Our action did not constitute negligence or misconduct by us.

Because we will act as general partner of several partnerships, other commitments may adversely affect our financial condition.    As a result of our commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction. Because we are primarily responsible for the conduct of each partnership’s affairs, a significant adverse financial reversal for us could have an adverse effect on a partnership and the value of its Units.

You should not rely on the financial status of other additional general partners as a limitation on your liability.    No financial information will be provided to you concerning any investor who has elected to invest in a partnership as an additional general partner. In no event should you rely on the financial wherewithal of additional general partners, including in the event we should become bankrupt or are otherwise unable to meet our financial commitments.

Lack of independent underwriter may reduce the due diligence investigation conducted on the partnerships and us.    There has not been an extensive in-depth “due diligence” investigation of the existing and proposed business activities of the partnerships and us that would be provided by independent underwriters. Our dealer manager, MSI, has an ongoing relationship with our affiliates and us. Its due diligence examination concerning the partnerships cannot be considered to be independent or as comprehensive as an investigation that would be conducted by a broker-dealer that is involved in selling offerings of unaffiliated companies. See “CONFLICTS OF INTEREST.”

Risks of Oil and Natural Gas Investments

Oil and natural gas investments are highly risky.    The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment in a partnership. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas or the amount of time it will take to recover any oil or gas we do produce. Our activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.

Acquiring marginal or non-productive wells is riskier than acquiring wells with higher or sustained production levels.  We intend to acquire interests in fields that are marginally productive on average (i.e., 0 to 5 barrels of oil per day).  There can be no assurance that the application of reservoir production enhancement technologies will successfully improve production. In fact, the application of such technologies may diminish production from wells that were previously productive or could actually cause a cessation of production. This investment is suitable for you only if you are financially able to withstand a loss of all or substantially all of your investment.

A partnership may be required to pay delay rentals to hold prospects, which may deplete partnership capital.    While most of the leases we intend to acquire will have nominal production, in certain cases we may acquire leases that have no production. Oil and gas leases generally require the commencement or continuation of operations by a certain date or additional funds known as “delay rentals” must be paid to keep the lease in effect. Delay rentals typically must be paid if no production has commenced or if operations are not ongoing. If delay rentals become due on any property a partnership acquires a direct or indirect interest in, the partnership will have to pay its share of such delay rentals or lose its lease on the property. These delay rentals could equal or exceed the cost of the property. Further, payment of these delay rentals could seriously deplete a partnership’s capital available to fund operations.

Prices of oil and natural gas are unstable.    Global economic conditions, political conditions, and energy conservation have created unstable prices for oil and natural gas. Oil and natural gas prices may fluctuate significantly in response to minor changes in supply, demand, market uncertainty, political conditions in oil-producing countries, activities of oil-producing countries to limit production, global economic conditions, weather conditions and other factors that are beyond our control. The prices for domestic oil and natural gas production have varied substantially over time and may in the future decline, which would adversely affect the partnerships and the investor partners. Prices for oil and natural gas have been and are likely to remain extremely unstable.

Competition, market conditions and government regulation may adversely affect the partnerships.    A large number of companies and individuals engage in acquiring oil and natural gas properties. As a result, there is intense competition for the most desirable prospects. The sale of any oil or natural gas found and produced by the partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production from partnership wells, and the prices for oil and natural gas produced from the wells may be limited. From time-to-time, a surplus of oil and natural gas occurs in areas of the United States. The effect of a surplus may be to reduce the price a partnership may receive for its oil or gas production, or to reduce the amount of oil or natural gas that the partnership may produce and sell.

Environmental hazards and liabilities may adversely affect the partnerships and result in liability for the additional general partners.    There are numerous natural hazards involved in drilling and/or reworking oil and natural gas wells, including, but not limited to, unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce funds available to a partnership, may result in the loss of partnership properties and may create liability for you if you are an additional general partner. Although the partnerships will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient. In that event, partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional operations.

A partnership may incur liability for liens against its subcontractors.    Although we will try to determine the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the properties of the partnerships could be subject to materialmen’s and workmen’s liens. In that event, the partnerships could incur excess costs in discharging the liens.

Shut-in wells and delays in production may adversely affect partnership operations.    Production from wells acquired in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to seasonal marketing demands. Wells owned by the partnerships may have access to only one potential market. Local conditions, including closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt sales from partnership wells.

The production and producing life of partnership wells is uncertain. Production will decline.    It is not possible to predict the life and production of any well. The actual lives could differ from those anticipated. Sufficient oil or natural gas may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from a partnership’s oil and natural gas wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well’s initial production.

Delays in the transfer of title to a partnership could place the partnership at risk.    Title to partnership’s interests in oil and gas properties will typically be held by the partnership or by an affiliated entity controlled by us on the partnership’s behalf. In other instances, title may not be transferred to a partnership until after a well operations have commenced. When this is the case, a partnership runs the risk that the transfer of title could be set aside in the event of the bankruptcy of the party holding title. In this event, title to the leases and the wells would revert to the creditors or trustee, and the partnership would either recover nothing or possibly only up to the amount paid for the leases and the cost of operating the wells. Assigning the leases to a partnership after the wells are acquired and reworked, however, will not affect the availability of the tax deductions for intangible drilling costs since the partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. See “PROPOSED ACTIVITIES”.

Tax Risks

Tax treatment may change.    The tax treatment currently available with respect to oil and natural gas exploration and production may be modified or eliminated on a retroactive or prospective basis by future legislative, judicial, or administrative actions.

Tax treatment depends upon partnership classification.    We believe that each partnership will be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a “publicly traded partnership.” However, we have not sought to obtain a tax opinion to this effect and our counsel has specifically declined to opine on such belief. Moreover, an advance ruling will not be sought from the IRS as to the classification of the partnerships for federal income tax purposes. The IRS could assert that a partnership should be classified as a “publicly traded partnership,” which is taxable as a corporation. This would mean that any income, gain, loss, deduction, or credit would remain at the partnership level and not flow through to you; that the income of the partnership would be subject to corporate tax rates at the entity level; and that distributions to you might be considered dividend distributions that would be subject to additional federal income tax at your level.

Tax liabilities may exceed cash distributions.    You may be required to pay federal income tax based upon your distributive share of partnership taxable income for any year in an amount exceeding the cash distributed to you by the partnership. You must include in your own return for a taxable year your share of the items of the partnership’s income, gain, profit, loss, deduction, and credit for the year, whether or not cash proceeds are actually distributed to you.

Tax treatment will differ for additional general partners and limited partners.    With certain limited exceptions, partnership income, losses, gains, and deductions allocable to a limited partner will be subject to the passive activity rules. As a result, the expenses and deductions allocated to a limited partner may only be used to offset other passive income the partner may have. Therefore, an investment as a limited partner may not be advisable for you if you do not anticipate having current taxable income from passive trade or business activities. You will not be able to currently utilize any passive losses generated by the partnerships unless you also receive passive income.

Additional general partner interests will generally not be subject to the passive activity rules discussed above. Thus, the expenses and deductions allocated to a general partner may be used to offset other taxable income a partner may have. Therefore, an investment as an additional general partner in a partnership may not be advisable for you if your taxable income from all sources is not recurring or is not normally subject to the higher marginal federal income tax rates.

If you invest as an additional general partner, you will have the right to convert your general partner interests into limited partner interests, subject to certain limitations. However, all general partner interests held by investors will be converted into limited partner interests as soon as practicable after the end of the year in which active field operations by the particular partnership has been completed. After this conversion, gain will be recognized to the extent that any liabilities of which an additional general partner is considered relieved due to the conversion exceed his adjusted basis in his partnership interest. In addition, subsequently allocable items of income and gain to the former general partner will be treated as non-passive, while losses and deductions will be limited under the passive loss rules.

Audits of the partnership’s tax returns could result in increased taxes due by the partners or audits of partners’ individual tax returns.    The fact that the partnerships will not be registered with the IRS as a “tax shelter” does not reduce the possibility that the IRS will audit a partnership’s returns. If an audit occurs, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of your individual tax returns. If additional tax is owed, you may also owe penalties and interest in addition to the tax. Costs and expenses may be incurred by a partnership in contesting any audit adjustments. The cost of responding to audits of your tax returns will be borne solely by you.

A material portion of your subscription proceeds is not currently deductible.    A material portion of the subscription proceeds of each partnership will be expended for cost and expense items that will not be currently deductible for federal income tax purposes.

The IRS could challenge a partnership’s deductions for prepayment of drilling costs.    Some drilling cost expenditures may be made as prepayments during a year for drilling and completion operations that in large part may be performed during the following year. All or a portion of these prepayments may be currently deductible by a partnership if:

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Drilling on the well to which the prepayment relates occurs within 90 days after the end of the year the prepayment is made;

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The payment is not a mere deposit; and

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The payment serves a business purpose or otherwise satisfies the clear reflection of income rule.

A partnership could, however, fail to satisfy the requirements for current deduction of prepaid intangible drilling and development costs, and the IRS may challenge the timing of the deduction of these prepayments. If a challenge were successful, you could owe additional tax and penalties and interest for the years in which the deductions are disallowed. The challenged prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed, rather than the tax year in which the payment was made.

A partnership’s classification of a cost as an intangible drilling and development cost is not binding on the IRS. The IRS may reclassify an item classified by a partnership as an intangible drilling and development cost as a cost that must be capitalized. To the extent not deductible, the reclassified amounts will be included in the partnership’s basis in mineral property and in your basis in your interest in the partnership.

There are risks associated with partnership borrowings.    We are authorized to cause a partnership to obtain additional loans from banks or other financial sources, or from us or our affiliates, provided that the total amount of such loans may not in the aggregate exceed 25% of the capital contributions to the partnership without the consent of the investor partners. Your share of revenue applied to the repayment of loans will be included in your taxable income. Although such income may be offset in part by deductions for depletion, cost recovery, depreciation, and intangible drilling costs, such loans could cause you to become subject to an income tax liability in excess of the amount of cash distributions you receive from the partnership.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should exercise extreme caution with respect to all forward-looking statements made in this prospectus. Specifically, the following statements are forward-looking:

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Statements regarding our overall strategy for acquiring prospects including our intent to co-invest with other oil companies and our intent to diversify our investments;

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Statements estimating any number or specific type or size of prospects we may acquire or size of the interest we may acquire in such prospects;

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Statements regarding the state of the oil and gas industry and the opportunity to profit within the oil and gas industry, our competition, pricing, level of production, or the regulations that may affect us;

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Statements regarding the plans and objectives of our management for future operations, including, without limitation, the uses of partnership funds and the size and nature of the costs we expect to incur and people and services we may employ;

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Any statements using the words “anticipate,” “believe,” “estimate,” “expect” and similar such phrases or words; and

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Any statements of other than historical fact.

We believe that it is important to communicate our future expectations to our investors. Forward-looking statements reflect the current view of management with respect to future events and are subject to numerous risks, uncertainties and assumptions, including, without limitation, the factors listed above in the section captioned “RISK FACTORS.” Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described herein. There can be no assurance that the projected results will occur, that these judgments or assumptions will prove correct or that unforeseen developments will not occur.

We do not intend to update our forward-looking statements. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or us are expressly qualified in their entirety by the applicable cautionary statements.

TERMS OF THE OFFERING

General

We are sponsoring energiUS Funds, which we refer to in this prospectus as the “program.” The program is a series of up to five (5) Nevada limited partnerships. We intend to offer interests in these partnerships sequentially, beginning on the date of this prospectus. We are offering up to 5,000 Units of additional general partner or limited partner interest in a series of up to five (5) partnerships. In the first partnership to be formed in the program, we are offering up to 1,000 Units of additional general partner interest or limited partner interest ($10,000,000). Each subsequent partnership, if formed, will be offered under the same terms. In no event will the maximum offering amount in a partnership be more than $10,000,000.  For each partnership we offer, you may purchase either additional general partner Units or limited partner Units. Units are being offered at an offering price of $10,000 per Unit. The minimum required subscription per investor is one Unit ($10,000). Additional purchases above such minimum may be made in increments of $1,000 (e.g., an investment of $11,000 would equate to 1.1 Units, an investment of $12,000 would equate to 1.2 Units, and so forth).

We will form a partnership promptly after subscriptions for Units of any amount have been sold. There is no minimum number of additional general partner or limited partner Units that must be sold. Our affiliates and we may, in our respective discretion, subscribe for Units.

The price to be paid by us for our minimum subscription, and the price to be paid by our affiliates and us for additional Units that any of us may subscribe for, if any, is the same price per Unit to be paid by investors, net, however, of the management fee. We and/or our affiliates will be entitled to the same rights and obligations in a partnership as other Unit holders. All Units purchased by our affiliates and/or us will be made for investment purposes only and not with a view toward redistribution or resale.

Offering Periods

The offering period for the first partnership, energiUS Fund – I, LP, will begin on the date of this prospectus and may be terminated at any time. The offering periods for the other partnerships will follow sequentially, and only one partnership will be offered at a time.

We may elect to terminate a partnership’s offering period before the maximum number of Units in the partnership has been subscribed for. Thus, the offering periods for each partnership will terminate at any time in our sole discretion.

Election to Purchase as Limited Partner and/or Additional General Partner

You may elect to purchase Units as a limited partner and/or as an additional general partner, by purchasing Units of limited partner interest or Units of general partner interest. There is no minimum number of additional general partner or limited partner Units that must be sold.

Subscriptions for Units; No Escrow Account

Subscriptions for Units are payable in cash upon subscription. Checks for Units should be made payable to “energiUS Fund [I, II, III, IV, or V], LP” and should be given to your broker for submission to the dealer manager.

Your execution of the subscription agreement, or the execution of the subscription agreement by your authorized representative in the case of fiduciary accounts, constitutes a binding offer to buy Units in the partnership and an agreement to hold the offer open until the subscription is accepted or rejected by us. Once you subscribe for Units, you will not have any revocation rights, unless otherwise provided by state law.

We may refuse to accept any subscription without liability to the subscriber. We may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards described below or if the subscription is received after the offering period has terminated. The execution of the subscription agreement and its acceptance by us also constitute the execution of the partnership agreement and an agreement to be bound by its terms as a partner, including the granting of a special power of attorney to us appointing us as the partner’s lawful representative to make, execute, sign, swear to, and file a Certificate of Limited partnership, governmental reports, certifications, contracts, and other matters.

Subscriptions will not be escrowed. Once proceeds are deposited into a partnership’s account, the partnership may begin its activities to the extent the prospects have been identified in a supplement to this prospectus.

Subscriptions will not be commingled with our funds that of our affiliates, nor will subscriptions be subject to the claims of our creditors or those of our affiliates. Subscription proceeds will be invested during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government. Interest accrued on subscription funds prior to closing of the offering and funding of the partnership will be allocated pro rata to the respective subscriber.

Formation of the partnerships

Each partnership will be formed pursuant to the Nevada Uniform Limited Partnership Act (the “Act”). No minimum amount needs to be received for a partnership to be formed. The termination of a partnership’s offering period may occur at any time.

Each partnership is and will be a separate and distinct business and economic entity from every other energiUS Funds partnership. Thus, the investor partners in one partnership will be partners only of that partnership in which they specifically subscribe and will not have any interest in any of the other partnerships. Therefore, they should consider and rely solely upon the operations and success of their own partnership in assessing the quality of their investment. The performance of one partnership will not be attributable to the performance of other partnerships. Investor partners will not have any interest in any of our affiliates or us other than the interest held in the partnership in which they specifically subscribe.

Upon funding of a partnership, we will deposit the subscription funds in interest-bearing accounts or invest such funds in that partnership’s name in short-term highly-liquid securities where there is appropriate safety of principal, until used for partnership purposes. Interest earned on amounts so deposited or invested will be credited to the accounts of the partnership.

We will file a Certificate of Limited partnership and any other documents required to form each partnership with the State of Nevada. We also will take all other actions necessary to qualify each partnership to do business as a limited partnership or cause the limited partnership status of the partnership to be recognized in any other jurisdiction where the partnership conducts business.

Types of Units

You May Choose to Be a Limited Partner and/or an Additional General Partner.    You may purchase Units as a limited partner and/or as an additional general partner. Although income, gains, losses, deductions, and cash distributions allocable to the investor partners are generally shared pro rata based upon the amount of their subscriptions, there are material differences in the federal income tax effects and the liability associated with these different types of Units. Any income, gain, loss, or deduction attributable to partnership activities will generally be allocable to the partners who bear the economic risk of loss with respect to the activities. Additional general partners generally will be permitted to offset partnership losses and deductions against income from any source. Limited partners generally will be allowed to offset partnership losses and deductions only against passive income.

Each investor must indicate the number of limited partner Units or additional general partner Units subscribed for and fill in the appropriate line on the investor signature page of the subscription agreement. If you fail to indicate on the subscription agreement a choice between investing as a limited partner or as an additional general partner, we will not accept the subscription and will promptly return the subscription agreement and the tendered subscription funds to you.

Limited Partners.    The liability of a limited partner of a partnership for the partnership’s debts and obligations will be limited to that partner’s capital contributions, his share of partnership assets, and the return of any part of his capital contribution. Under Nevada law, a limited partner is liable for all or part of a returned capital contribution as follows:

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For a period of one year after the termination of the partnership, if the limited partner received the return of any part of his capital contribution without violation of the partnership agreement or the Act, the limited partner’s liability is limited to the amount necessary to discharge the limited partner’s liabilities to creditors who extended credit to the partnership during the period the capital contribution was held by the partnership.

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For a period of six years after the termination of the partnership, if the limited partner has received the return of any part of his contribution in violation of the partnership agreement or the Act, he may be liable for the entire amount of the wrongfully returned capital contribution.

General Partners.    The general partners of each partnership will consist of ourselves (energiUS Management LLC) as managing general partner and each investor purchasing Units of general partner interest. Each additional general partner will be fully liable for the debts, obligations and liabilities of the partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from indemnification by us, or from the sale of partnership assets. See “RISK FACTORS.” While the activities of the partnerships will be covered by substantial insurance policies and indemnification by us (see “PROPOSED ACTIVITIES” and “SUMMARY OF PARTNERSHIP AGREEMENT”), the additional general partners may incur personal liability as a result of the activities of a partnership that are not covered by insurance, partnership assets, or indemnification.

Conversion of Units by Additional General Partners.   We will convert all Units of general partner interest of a partnership into Units of limited partner interest as soon as practicable after the end of the year in which drilling by the partnership has been completed. In addition, upon written notice to us, and except as provided below and in the partnership agreement, additional general partners of a partnership have the right to convert their interests into limited partner interests of that partnership:

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At any time after one year following the closing of the offering of the partnership and the disbursement to the partnership of the proceeds of the offering; and

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At any time within the 30-day period prior to any material change in the amount of the partnership’s insurance coverage.

Upon conversion, an additional general partner of a partnership will become a limited partner of that partnership. Conversion will not be permitted if it will cause a termination of the partnership for federal income tax purposes.

Conversion of an additional general partner to a limited partner in a particular partnership will not be effective until we file an amendment to the partnership’s Certificate of Limited partnership. We are obligated to file an amendment to a partnership’s Certificate at any time during the full calendar month after receiving the required notice of the additional general partner requesting conversion, as long as the conversion will not result in a termination of the partnership for tax purposes. A conversion made in response to a material change in a partnership’s insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of his general partner interest to that of a limited partner, each converting additional general partner will continue to have unlimited liability for partnership liabilities arising prior to the effective date of such conversion, and will have limited liability to the same extent as limited partners for liabilities arising after conversion to limited partner status is effected.

Except with respect to Units we buy in a partnership for cash, we are not entitled to convert our interests into limited partner interests. Limited partners do not have any right to convert their Units into Units of additional general partnership interest.

Termination; Waiver

We reserve the right, in our sole discretion, to abandon or terminate the offering at any time during the offering period, to reject all or part of any subscription from any potential investor for any reason and, in the event that the offering is oversubscribed, to allot a lesser number of Units than are subscribed by any method that we deem appropriate. We are not obligated to accept subscriptions in the order in which they are received. We also reserve the right to waive any individual subscription requirement. If the offering is terminated for any reason or if a subscriber’s subscription is not accepted, we will cause all funds to be refunded promptly to the affected subscribers, with interest.

Investor Suitability

We and each person selling Units will make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each prospective investor, based on the investor’s investment objectives and financial situation, regardless of the investor’s income or net worth. Furthermore, we or the dealer manager, before accepting a subscription, will make reasonable efforts to see that the prospective investor:

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can reasonably benefit from the program based on the investor’s investment objective and portfolio structure;

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is able to bear the economic risk of the investment based on the investor’s overall financial situation; and

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has an apparent understanding of the risks of the investment; the risk that he may lose his entire investment; the lack of liquidity of the Units; the restrictions on transferability of the Units; our background and qualifications; the tax consequences that may be associated with an investment in either additional general partner interests or limited partner interests; and the unlimited liability associated with an investment in additional general partner interests.

Both each person selling Units and we will maintain records regarding the suitability of investors for at least six years.

General Suitability Requirement.    Units, including fractional Units, will be sold only to an investor who has either:

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A minimum net worth of $225,000; or

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A minimum net worth of $60,000 and minimum annual gross income of at least $60,000.

Net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, Units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person, or that he is purchasing for another person who meets all of the conditions set forth above.

Additional Requirements for Purchasers in Certain States. Additional suitability requirements are applicable to residents of certain states where the offer and sale of Units are being made as set forth below.

California residents generally may not transfer Units without the consent of the California Commissioner of Corporations.

Arizona, Michigan, Ohio and Pennsylvania investors are not permitted to invest in the Units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles.

New Hampshire residents purchasing either limited or additional general partner interests must:

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have a net worth, exclusive of home, home furnishings and automobiles of $250,000; or

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have a net worth, exclusive of home, home furnishings and automobiles of $125,000 and $50,000 of taxable income.

Purchasers of Limited Partner Interest.    A resident of California who subscribes for Units of limited partner interest must meet one of the following requirements:

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have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and expect to have annual gross income in the year of his investment of $65,000 or more;

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have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;

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have net worth of not less than $1,000,000; or

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expect to have annual gross income in the year of his investment of not less than $200,000.

A Michigan or North Carolina resident must have either:

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a net worth of not less than $225,000, exclusive of his home, home furnishings, and automobiles; or

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a net worth of not less than $60,000, exclusive of his home, home furnishings, and automobiles, and estimated taxable income of $60,000 or more in the year of his investment without regard to an investment in a partnership.

Purchasers of Additional General Partner Interest.    Except as otherwise provided below, a resident of Alabama, Alaska, Arizona, Arkansas, Indiana, Idaho, Iowa, Kentucky, Maine, Massachusetts, Minnesota, Nebraska, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming who subscribes for Units of additional general partner interest must represent that he either:

•

has minimum net worth, exclusive of his home, home furnishings and automobiles, of $225,000 without regard to the investment in the program and a minimum annual gross income of $100,000 or more for the current year and for the two previous years;

•

has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

•

has minimum net worth in excess of $500,000, exclusive of home, home furnishings and automobiles; or

•

has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

        If the investor is a resident of Kansas, Michigan, Mississippi, Missouri, Oregon or South Dakota, he must represent that he either:

•

has minimum net worth, exclusive of his home, home furnishings and automobiles, of $225,000 without regard to investment in the program and a taxable income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year;

•

has minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

•

has minimum net worth in excess of $500,000, exclusive of home, home furnishings and automobiles; or

•

has minimum annual gross income in excess of $200,000 in the current year and the two previous years.

A resident of California who subscribes for Units of general partner interest must either:

•

have net worth of not less than $250,000, exclusive of his home, home furnishings, and automobiles, and had during the last tax year, or expect to have during the current tax year, gross annual income of $120,000 or more;

•

have net worth of not less than $500,000, exclusive of his home, home furnishings, and automobiles;

•

have net worth of not less than $1,000,000; or

•

had during the last tax year, or expect to have during the current tax year, gross annual income of not less than $200,000.

Miscellaneous.    It is possible that a partnership may acquire interests in federal oil and gas leases. Subscriptions therefore will not be accepted from a person who is not an eligible citizen. In general, an eligible citizen is a citizen of the United States or who is otherwise eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. Each subscriber must represent in writing that he or she is an eligible citizen.

Transferees of Units seeking to become substituted partners must also meet the suitability requirements discussed above, as well as the requirements for transfer of Units and admission as a substituted partner imposed by the partnership agreement. These requirements apply to all transfers of Units, including transfers of Units by a partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

Where any Units are purchased by an investor in a fiduciary capacity for any other person, or for an entity in which such investor is deemed to be a “purchaser” of the subject Units, all of the suitability standards set forth above will be applicable to such other person.

You are required to execute your own subscription agreement. We will not accept your subscription agreement if it has been executed by someone other than you. In the case of fiduciary accounts, we will not accept any subscription from someone who does not have a legal power of attorney to sign on your behalf.

For details regarding how to subscribe, see “INSTRUCTIONS TO SUBSCRIBERS” attached as an Appendix.

ADDITIONAL FINANCING

Aside from the rare event in which a cash call may be required (as may be the case in the event a partnership’s contingency reserve has been depleted), you are not required to make any capital contributions to a partnership other than the payment of the offering price for your Units. At times, however, the actual costs of a partnership’s proposed activities may exceed total partnership capital contributions due to unforeseen events. In such instances, additional funds may be required to uphold the partnership’s obligations. In no event will a partnership’s borrowings exceed 25% of the partnership’s capital contributions without the consent of the partners. The proceeds of a partnership’s borrowings will not be used to pay fees or expenses to us or our affiliates, other than to reimburse us or our affiliates for fees or expenses we have paid to third parties in the normal course of business on behalf of the partnership. In the event a partnership borrows funds for any reason, the lender must agree that it will have no recourse against the individual investor partners. Any borrowings may, in our discretion, be secured by a partnership’s assets or income and may, in our discretion, be made with or without recourse to us as managing general partner.

In the event we deem it to be in the partnership’s best interest to rework, re-drill, pump, frac, or service an oil and gas well or to otherwise expend funds to further the partnership’s purpose after a well has been completed, and the partnership lacks immediate liquidity to do so, we may require additional contributions from the Investor Partners in order to facilitate such purpose.  In the event an Investor Partner’s obligation is not met in connection with such a requirement, and if it is fulfilled by a third party, such third party shall be entitled to a 5:1 return on their cash call contribution prior to the defaulting Investor Partner receiving any net revenue from such well.

We cannot guarantee that such additional financing will be available at the time needed, if at all, and if we are unable to procure a source of additional financing we may have to forego further drilling activities, development, completion or operations of oil and gas wells on partnership properties. Our inability to make required payments could also result in the loss of our interest in partnership properties, or in the sale of partnership assets or production interests in producing properties held by a partnership to third parties or our affiliates. In such instances, a partnership may not realize the full value of its holdings.

We may from time to time elect to sell a production interest in a partnership’s properties to another program sponsored by one of our affiliates or us. Should we elect to do so, the revenues generated by the sale of such production interest would be a source of additional financing for a partnership’s initial or subsequent operations. The proceeds from such sale might also be utilized to purchase additional partnership properties, which would result in a more diverse portfolio of partnership properties and enable a partnership to participate in drilling activities requiring more capital than the amount initially raised by the partnership. The sale of a portion of the partnership’s interest in producing properties would, however, result in the revenues from such properties being spilt between the partnership and the persons or entities purchasing an interest in the production from the partnership’s wells.

We will make all decisions regarding as to how to raise any necessary additional financing and at times we may, in our discretion, loan funds to a partnership.

SOURCES OF FUNDS AND USE OF PROCEEDS

Sources of Funds

Upon completion of the offering of Units in the partnership, the sole funds available to each partnership will be the capital contributions of the partners, which will range in any amount up to $50,000,000 (5,000 Units). This aggregate capital contribution includes the purchase of Units by our affiliates and us, if any. Any Units we purchase in each partnership will be at the offering price of $10,000 per Unit, net of the management fee and sales commissions. There is no limit on the number of Units our affiliates and we may elect to purchase in any of the partnerships, and the number of Units we purchase may vary from partnership to partnership. However, there is no obligation on our part to purchase any Units.

Use of Proceeds

In order to fund each partnership, no minimum number of Units need to be sold. The following table presents information regarding the financing of a partnership based upon the sale of 1,000 Units ($10,000,000), the maximum number of Units that can be sold for per partnership, and the maximum number of the Units that may be sold via this Offering (5,000 Units, comprising five (5) limited partnerships. We may, in our discretion, decide to close a partnership in which the maximum number of Units is less than 1,000 Units ($10,000,000) or we may offer partnerships in which the maximum number of Units is between 1,000 and 5,000 Units. Of the proceeds from the aggregate contributions to the capital of a partnership, 64% to 69% will be applied toward direct or indirect interests in marginally producing oil and natural gas wells and oil producing properties or fields throughout the United States that are suitable to be reworked with a view toward enhancing production levels utilizing available reservoir enhancement technologies; 0% to 5% will be applied to acquiring direct or indirect interests in prospects engaged in the drilling of new wells; 5% will be paid to us as a one-time, non-recurring management fee; 10% will be used to pay sales commissions; 2% will be allocated for marketing expenses; 3% will be allocated for due diligence expenses; 10% will be retained in a contingency reserve to handle cost overruns related to the partnership’s activities; and 1% will pay for other organization and offering costs associated with the formation and sale of the partnership Units.

	Maximum per Partnership (6) (1,000 Units)		Maximum Offering (5,000 Units)
Sources of Proceeds	Dollar Amount	Percent of Capital Contributions	Dollar Amount	Percent of Capital Contributions

Capital Contributions of investing partners (1)	$10,000,000	100.00%	$50,000,000	100.00%

Use of Proceeds
Amount available for investment – Production Enhancement (2)	$6,400,000	64.00%	$32,000,000	64.00%
Amount available for investment – New Drilling (2)	$500,000	5.00%	$2,500,000	5.00%
Management Fee (3)	$500,000	5.00%	$2,500,000	5.00%
Contingency Reserves (3)	$1,000,000	10.00%	$5,000,000	10.00%
Offering and Organizational Expenses:
Sales Commissions (3)(5)	$1,000,000	10.00%	$5,000,000	10.00%
Marketing Expenses (3)(5)	$200,000	2.00%	$1,000,000	2.00%
Due Diligence and Other Expenses (3)(5)	$300,000	3.00%	$1,500,000	3.00%
Legal, Accounting and Administrative Expenses (3)(5)	$70,000	0.70%	$350,000	0.70%
Printing and Offering Expenses (3)	$30,000	0.30%	$150,000	0.30%
Total Proceeds	$10,000,000	100.00%	$50,000,000	100.00%

(1)

The General Partner or its Affiliates may purchase Units on the same terms and conditions as other investors, less commissions, operational and organizational expenses, etc.  The General Partner or its Affiliates may, in its sole discretion and at any point, purchase all of the remaining unsold Units, if any, on the same terms.

(2)

64% to 69% will be applied toward direct or indirect interests in marginally producing oil and natural gas wells and oil producing properties or fields throughout the United States that are suitable to be reworked with a view toward enhancing production levels utilizing available reservoir enhancement technologies; 0% to 5% will be applied to acquiring direct or indirect interests in prospects engaged in the drilling of new wells. The General Partner reserves the right to modify this proposed allocation at any time in light of changing facts and circumstances or market conditions.

(3)

May be paid to an Affiliate of the General Partner.

(4)

Sales commissions of up to 10% of the gross proceeds of the Offering, may be paid by to MacArthur Strategies, Inc. (the “MSI”) an Affiliate of the General Partner, licensed issuer-agents and/or broker-dealers that are members of the FINRA selected by the General Partner to participate in the Offering.

(5)

Estimated due diligence and marketing expenses to be paid to MSI, licensed issuer-agents and/or broker-dealers participating in the Offering as non-accountable expenses.

(6)

No minimum number of Units need to be sold in order for the Offering to proceed.

Subsequent Sources of Funds

As indicated above, it is anticipated that substantially all of a partnership’s initial capital will be committed or expended following the offering of Units in the partnership. Any future requirements for additional capital may have to be satisfied from partnership production or from borrowings to fund subsequent operations. See “ADDITIONAL FINANCING” and “RISK FACTORS” Alternatively, a partnership could farm out or sell partnership properties.

In rare circumstances, such as in the event a partnerships contingency reserve has been depleted, a cash call may be required of the investor partners.

In the event we deem it to be in the partnership’s best interest to rework, re-drill, pump, frac, or service an oil and gas well or to otherwise expend funds to further the partnership’s purpose after a well has been completed, and the partnership lacks immediate liquidity to do so, we may require additional contributions from the Investor Partners in order to facilitate such purpose.  In the event an Investor Partner’s obligation is not met in connection with such a requirement, and if it is fulfilled by a third party, such third party shall be entitled to a 5:1 return on their cash call contribution prior to the defaulting Investor Partner receiving any net revenue from such well.

PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES

Cash Distributions

We will make all cash distributions to the partners. “Distributable cash” means cash remaining after the payment of all partnership obligations and the establishment of contingency reserves for anticipated future costs, as determined by us. There is no assurance that any cash distributions will be made; however, in the event we determine there is distributable cash in a partnership, it will be distributed, before payout of the investor partners’ capital contributions, 90% to the holders of partnership Units and 10% to us as managing general partner. After payout of the investor partners’ capital contributions, 75% shall be distributed to the holders of partnership Units and 25% to us as managing general partner. We will also receive the distributable cash allocable to Units that we purchase in the partnership, if any. Therefore, for example, if we purchase 5% of the remaining 90% partnership interest represented by Units, we will receive 15% of the partnership’s distributable cash, and the investor partners will receive the remaining 85%. However, there is no requirement for us to purchase any Units.

Profits and Losses

Profits and losses from partnership operations and gains and losses from the sale of partnership property interests or equipment will be generally allocated 90% to the holders of partnership Units and 10% to us before payout; After payout, 75% to the holders of partnership Units and 25% to us. However, tax deductions with respect to certain partnership expenses as described below will be generally allocated 100% to the holders of partnership Units. Irrespective of this, certain tax allocations may be made in a different ratio than as described above to prevent the creation or increase in capital account deficits for investor partners or to re-adjust partner capital accounts as the result of previously allocated profits, losses or deductions, or to otherwise comply with applicable Treasury Regulations.

Specifically, partnership profits will be allocated as follows:

•

first, to Unit holders to the extent of cumulative losses or deductions previously allocated to such Unit holders;

•

then, to us as the managing general partner to the extent of cumulative losses, if any, previously allocated to us; and

•

then, 90% to the Unit holders and 10% to us until payout of the initial capital investment; and

•

thereafter, after payout, 75% to the Unit holders and 25% to us.

partnership losses will be allocated:

•

first, 90% to Unit holders and 10% to us to the extent of cumulative profits, if any, previously allocated to the partners;

•

then, to us as the managing general partner to the extent necessary to avoid investor partner capital account deficits; and

•

then, 100% to the Unit holders.

The following is a description of the types of partnership costs and revenues subject to these allocation provisions.

Revenues

Oil and Natural Gas Revenues; Sales Proceeds.    Partnership cash from oil and natural gas production and gain or loss from the sale or other disposition of productive wells and leases will be allocated 90% to the investor partners and 10% to us as the managing general partner before payout; After payout, 75% to the investor partners and 25% to us.

Interest Income.    Any interest earned on the deposit of subscription funds prior to the closing of the offering and funding of the partnership will be credited 100% to the investor partners. Interest earned on the deposit of operating revenues and revenues from any other sources shall be allocated and credited in the same percentages that oil and natural gas revenues are then being allocated to the investor partners and to us.

Sale of Equipment.    All partnership cash from sales of equipment will be allocated 90% to the investor partners and 10% to us as the managing general partner before payout; After payout, 75% to the investor partners and 25% to us.

Costs

Organization and Offering Costs.    The partnership will pay all organization and offering costs, including all legal, accounting, printing, and filing fees associated with the organization of the partnership and the offering of Units, as well as all commissions payable to the dealer manager. The Units issued by the partnership will be allocated 100% of the tax deduction attributable to these costs. All such costs (and related deductions) in excess of the amounts paid for via subscriptions in the partnership will be allocated and charged 100% to us.

Management Fee.    The nonrecurring management fee is 5% of subscriptions up to a maximum of $2,500,000.

Lease Costs, Drilling and Completion Costs, and Gathering Line Costs.    Deductions attributable to the costs of leases, tangible drilling and completion costs and gathering line costs will be allocated 100% to the holders of Units issued by the partnership.

Intangible Drilling and Development Costs.    Intangible drilling and development costs and recapture of intangible drilling and development costs and associated deductions will be allocated 100% to the holders of Units issued by the partnership.

Operating Costs.    Operating costs of partnership wells and associated deductions will be allocated and charged 100% to the holders of Units issued by the partnerships.

Direct Costs.    Direct costs of the partnerships and associated deductions will be allocated and charged 100% to the holders of Units issued by the partnership.

Administrative Costs.    Administrative costs of the partnership and associated deductions will be allocated and charged 100% to the Units issued by the partnership. Administrative costs include all customary and routine expenses incurred by us for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

Deficit Capital Account Balances

To avoid the requirement of restoring a deficit capital account balance, no losses will be allocated to the Units owned by an investor partner to the extent the allocation would create or increase a deficit in the capital account, adjusted for certain liabilities, as provided in the partnership agreement.

Cash Distribution Policy

We will review the accounts of each partnership at least quarterly for the purpose of determining the distributable cash available for distribution. The ability of a partnership to make or sustain cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the investor partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by us or our affiliates, or that any level of cash distributions can be maintained. See “RISK FACTORS” and “PRIOR ACTIVITIES.”

In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by a partnership’s prospects and the amounts available for distribution to a partnership’s respective partners from such prospects will, therefore, decline in the absence of significant increases in the prices that a partnership receives for its respective oil and natural gas production, or significant increases in the production of oil and natural gas from prospects resulting from the successful additional development of such prospects. See “RISK FACTORS.”

Termination

Upon termination and final liquidation of a partnership, the assets of the partnership will be distributed to the partners based upon their capital account balances. If there is a deficit in a capital account, it will be required to restore that deficit. ..

Amendment of partnership Allocation Provisions

We are authorized to amend the partnership agreement if, in our sole discretion based on advice from our legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment are required to be made in a manner that would result in the most favorable aggregate consequences to the investor partners as nearly as possible consistent with the original allocations described above.

OUR COMPENSATION

The following table summarizes the items of compensation to be received by us from a partnership. Some of the compensation cannot be quantified until the partnership is conducting business.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest (excluding any partnership interest resulting from the purchase of Units)	10% interest
Managing General Partner	Management fee	5% of subscriptions (non-recurring)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Managing General Partner and its Affiliates	Payment for equipment, supplies, marketing, and other services	Cost or competitive prices

Our “partnership interest,” as described in the table above, refers only to our interest as managing general partner and does not include the interest we will have as a result of our purchase of any Units. Direct costs cannot be quantified until the partnership is conducting business.

We will receive an interest of 10% in the partnership. This 10% interest is not represented by partnership Units. This partnership interest does not include any additional interest we may hold as a result of our purchase of Units.

We will be reimbursed for direct costs and all documented out-of-pocket expenses incurred on behalf of the partnership, including administrative costs.

We anticipate our featured strategic partner, Well Enhancement Services, LLC, will provide oil field or other services, equipment or supplies to one or more of the partnerships. If one of our affiliates or we provide such services, equipment or supplies as a part of ordinary business, then the compensation, price or rental for such services, equipment and supplies provided to the partnerships will be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the partnership. If one of our affiliates or we are not engaged in the business as set forth above, then the compensation, price or rental will be the cost of the services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. Any such services for which one of our affiliates is to receive compensation will be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid.

PROPOSED ACTIVITIES

‘The discussion that follows contains numerous forward-looking statements.  Actual results could differ materially from those anticipated.  Many factors have the potential to substantially affect our prospects for profitability and the petroleum industry in general.  Some of these factors are discussed in the “Risk Factors” portion of this Prospectus and elsewhere in this document. Because of these reasons, you should be aware that your entire investment is at risk and that it is very possible that you may lose your entire investment.

Today’s Oil and Gas Market

As our world economy becomes more intertwined than ever before, we have an unprecedented opportunity for potentially optimal yields in today’s increasingly volatile world oil markets.  We believe we have entered into a period of sustained high energy prices. Factors believed to play a role in this situation include:

•

Weak US dollar or currency instability

•

Ever-increasing worldwide demand for oil;

•

Emerging economies of China and India as well as many other developing nations;

•

Higher costs associated with major new oil discoveries;

•

Changing weather patterns;

•

International conflicts; and

•

International producing cartels (OPEC) and dictatorial strongmen.

Oil producing properties in the United States are unique among the world’s hydrocarbon resources.  While most nations have nationalized their oil industries, the United States is the rare example where an individual may own producing oil properties.

A Unique Opportunity for Oil and Gas Investors

energiUS Funds are unique among private direct oil investment vehicles in general. Through strategic relationships, our Managing General Partner has access to opportunities to acquire and manage existing producing oil properties, boost their production, and increase their value. Such opportunities are usually reserved for large public oil companies, institutional oil investors, and those with “insider” contacts in the oil industry.  Smaller individual investors typically never see opportunities with the value dynamics associated with this kind of activity. Our business concept, consisting of continuously purchasing, improving and then selling (as deemed prudent) oil and gas properties using our original principle investment dollars repeatedly, creates the potential for very high returns on equity while keeping risks within manageable tolerances.

Our unique opportunity is similar to the tried and true value-based real estate strategy of buying undervalued properties “right”, improving them and then seeking profits beyond what was paid for and put into the property.  We are in a unique position to apply this same discipline to the now highly profitable world oil market environment.

Most oil and gas investors are experienced with the typical oil “drilling” type investment vehicles but have not yet developed the skill set necessary to be able to take advantage of this very unique investment strategy.  Moreover, the restrictions to entry include the need for substantial investment amounts measured in millions of dollars, substantial proven contacts in the oil industry, competency with the latest technologies, and the time to properly look after the many facets of business involved in the process.

We enable individual investors, creating an investment opportunity that combines the potential for high yields without the typical “all or nothing” proposition put forward by “run-of-the-mill” drilling type programs.

We anticipate acquiring interests in wells on proven producing acreage. Wells that are 5,800 feet deep or shallower are prime candidates for economical use of the R-JET technology. It is estimated that over 1,000,000 domestic oil and gas wells meet this criterion. It is anticipated that the implementation of R-JET technology in such wells will greatly improve and lengthen well life and productivity.

Primary Production Enhancement Technology

•

Radial Jet Enhancement Technology (R-JET). R-JET technology is an innovative petroleum production enhancement technology recently designed to improve the production potential of new and existing oil and gas wells.  This patented process has brought certifiable efficiency to the economics of operating virtually any oil or gas well.  Existing data indicates that the production from producing wells may be improved by a factor of up to 3 to 10 times.   R-JET is a fast, cost-efficient method to potentially boost production rates. Utilizing modified coiled tubing technology, the process involves boring small lateral holes 2 inches in diameter a short distance out into oil or gas bearing sands. High pressure fluid is then jetted out into the formation – up to 300 feet from the well bore in some cases – opening up the formation to allow for freer flow of hydrocarbons. Such laterals can be jetted at multiple levels. R-JET can be applied successfully to allow for improved injection rates for water disposal or injection wells, directional application of various forms of treatment (e.g., acid, steam, etc.), multi-layer application in thicker reservoir zones, and increased production rates and reserves from otherwise mature oil and gas wells.

R-JET technology can potentially rejuvenate the production of older wells by extending the well’s original area of recovery.   Recently patented and perfected, this cost effective method comes at a time when operators see the potential that R-JET has for creating new sources of revenue from previously lower producing or mature wells.  In many cases, the reason well production drops off in mature wells isn’t for lack of available reserves.  Instead, the mature well often suffers from wellbore damage that is essentially a calcification of the fissures around the bottom of a well that restrict the flow of hydrocarbons to the wellbore  Various types of wellbore damage can severally restrict the flow of oil and gas to the wellbore and subsequent production.  With a range that in some cases can exceed 300 feet from the wellbore, R-JET creates access to these reserves where traditional acid treatments may fail.

Both fast and cost-efficient, R-JET (also known as “Landers Horizontal Drilling”) is an innovative petroleum enhancement technology developed by Mr. Carl Landers of Landers Horizontal Drill, Inc., to improve the production potential of new and existing oil and gas wells. This patented process (Patent Nos. 5,413,184 and 5,853,056) has brought certifiable efficiency to the economics of operating virtually any oil or gas well.

R-JET technology is suitable for wells up to 5,800 feet in depth and is highly effective, quick (2 days), and less costly than most conventional technologies.

Utilizing modified coiled tubing technology, the process involves boring small lateral holes 2½ inches in diameter out into oil or gas bearing sands. High pressure fluid is then jetted out into the formation – over 300 feet from the well bore in some cases – opening up the formation to allow for freer flow of hydrocarbons. Such laterals can be jetted at multiple levels.

R-JET can be applied successfully to allow for improved injection rates for water disposal or injection wells, directional application of various forms of treatment (e.g., acid, steam, etc.), multi-layer application in thicker reservoir zones, and increased production rates and reserves from otherwise marginal or mature oil and gas wells.

We anticipate using our featured strategic partner, Well Enhancement Services, LLC (WES) to enhance the recovery of hydrocarbons from acquired oil and gas properties throughout the United States, primarily in Texas, Louisiana, New Mexico, Kansas and Oklahoma. Management anticipates that we and/or its affiliates will acquire overriding royalty, working interests and/or net revenue interests in wells on a variety of producing and potentially productive properties.

R-JET technology will be used to enhance or increase the production of wells and well bores on these properties. The typical well enhancement process takes 2 days to complete. Management anticipates that expended capital can be recaptured upon sale of the properties to be used again to purchase and enhance additional properties in a similar manner. This process is scheduled to continue for as long as the energy pricing environment allows these methods to remain viable. In this way, management anticipates that the potential exists for an increasing yield for Fund subscribers while maintaining control of the initial enhancement and acquisition budget. Over a period of time the potential exists for we to benefit from the acquisition, production and sale of a potentially unlimited number of wells and properties that have been enhanced with R-JET technology.

By virtue of having the majority of our investments in R-JET-related properties, (a potentially lower to moderate risk alternative to traditional drilling), we would remain viable even if the higher risk prospects proved to be non-productive.

Strategic Relationships

Our featured strategic partner, WES, has oilfield operations and contacts in Texas, Louisiana, New Mexico, Oklahoma and other states.  WES will use these contacts to continuously aggregate data on prospective well acquisitions.  The files will be updated to include information on potential acquisitions including production records, maintenance records, geological records, drilling records, and recent comparable sales prices of well in the immediate area.  WES intends to continuously review and update this data to monitor the availability of suitable properties.  WES may also use finders, landmen, and brokers to assist in finding suitable prospects.

WES utilizes computer forecasting models specifically designed to evaluate and project the potential of a well after enhancement using R-JET techniques.  Various data sectors including porosity, permeability, down hole pressure drive capability, and various forms of log data are used in conjunction to define the likelihood of a successful enhancement on any given well.  WES will focus on wells with a substantial likelihood of sustainable post enhancement production rates.

All costs incurred by WES specific to its involvement with our wells will be netted out of revenues.  The partnerships will receive 80% of net revenues until it has recaptured invested funds specific to any property acquisition and enhancement.  Thereafter, the partnerships will split revenues on the following basis; 50% to the partnerships, 50% to WES and/or its Affiliates. One-third of WES’ profits will be paid to our Affiliates.

Other Production Enhancement Technologies

•

Polymer Gel Treatments. Polymer Gel Treatments are designed to control excessive water production, improver oil recovery rates and reduce lifting costs.  Polymer treatments typically reduce water production by 60% to 90% with a corresponding drop in electricity and fuel costs.  Because pumping fluid levels are reduced and oil production can be improved as a percentage of fluid produced, oil production is often increased by 10% to 80%.

•

Electric Bottom Hole Heating Systems (EBHHS). EBHHS is a unique oil field tool that is used for secondary recovery purposes and thermal stimulation of wells, particularly those with heavy oil or paraffin laden crude.  EBBHS is often preferred to hot oiling and, in some cases, steaming and other various chemical treatments.  By introducing heat at the precise oil reservoir interval the viscosity of the crude is greatly reduced and paraffin plugging of the formation and tubing is eliminated.  Utilizing EBHHS, well production can be improved as much as 5 to 10 fold.

•

Water Flooding. Water flooding is one of many secondary methods that may be applied to reservoirs in order to recover a significant portion of the oil present.  Water is injected into the oil bearing formation at a location which comes in contact with the formation at a lower level (deeper) than the recovery or production well at the higher end of the formation. Since oil “floats” on water, the water drives the remaining oil in the formation upwards along the path of the formation to the recovery well or wells.  This method can recover very significant amounts of oil that have been left behind by primary development methods. Capital costs, mainly for surface facilities to handle the injection of water into the formation, are relatively inexpensive compared to the potential value from increased oil production.

Investment Objectives

The partnerships offer investors the opportunity to participate in a diversified investment in the oil and natural gas industry that has been designed to minimize the additional risks associated with traditional drilling programs.

The partnerships intend to utilize production enhancement technologies to enhance the recovery of hydrocarbons from mature producing oil and gas wells in the continental United States. We anticipate reviewing numerous acquisition opportunities on an ongoing basis in order to develop a portfolio of producing wells that will subsequently be enhanced using production enhancement technologies. Enhanced wells can then be placed on the market for an anticipated sale at a new higher valuation based on improved levels of production.

In addition, we anticipate further diversification by having each partnership having limited exposure in the participation of a limited number of higher risk / higher yield prospects. This could be in the form of a joint venture with a major oil company, a national independent or a well known regional firm. We anticipate that the partnerships may achieve potentially higher yields if such prospects prove successful.  Alternatively, by virtue of having the majority of the partnerships’ investments in prospects that stand to benefit from the utilization of production enhancement technologies (a potentially lower risk / moderate yield alternative to traditional drilling) the partnerships would hopefully remain viable even if the higher risk prospects prove to be non-productive.

The program is intended to produce the following benefits for investors:

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Cash distributions from the sale of oil and natural gas and/or producing properties;

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Tax deductions for intangible drilling costs, depreciation and depletion; and

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A diversified investment in multiple wells and/or properties utilizing production enhancement technologies.

energiUS Funds vs. Traditional Drilling Programs

Generally, an investment in a traditional drilling program requires the investor to spread his monetary risk over a limited number of prospects, anywhere from one to five wells.  Drilling for oil is extremely risky, no matter what the circumstances.  Oil or gas may not be present in commercial quantities despite seismic controls or the proximity of neighboring wells.  The investor must achieve payout from any combination of these wells prior to the wells going dry, or suffer a total or partial loss of the investment.  The investor is sometimes compelled to further invest completion funds after drilling to finish a well, exposing more capital to additional risks in the completion process.

Generally, the first production payment from a traditional program is the largest the investor will receive, as most wells experience a decline in production beginning immediately in some cases.  Moreover, the amount of hydrocarbons in place determines the ultimate value of the total investment, that is, the future cash flows from the assets will never exceed the value of the recoverable reserves from the limited number of wells.  In this instance, the investor has participated in an oil discovery “event” creating an outcome that can not be redone or improved upon, much like the spin of a roulette wheel.

An investment in an R-JET based program differs from a traditional drilling program in many important aspects:

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Oil and gas deposits are already in place;

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No discovery risk is necessary;

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Existing production history and geology data enables a more accurate assessment of a well’s production potential after R-JET treatment;

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Proven producing acreage or acreage that has a previous productive history;

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Investment capital is spread over a substantially larger number of wells and properties;

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More diversification and greater protection from localized risk factors.

This strategy has the potential to yield immediate income from producing wells in place and potentially greater long-term yields from these wells after enhancement.

Additionally, the effective yield can be further increased by the sale of the producing properties and subsequent reinvestment of principal amounts recaptured from the sale.  This feature creates the opposite of the “event” investment typified by the traditional drilling program.

In a R-JET based program, such as we, capital has unlimited growth and cash flow potential because it can continually purchase new reserves on new properties and begin the cycle of enhancement and sale anew.  Moreover, we creates continuing Intangible Drilling Cost deductions and depreciation deductions for its participants.

Potential Composite Yields

We anticipate that our overall annual yield will be a composite of two potential cash flow streams. We believe acquired properties may have some initial cash flows associated with any producing well or wells that may be therein.  This initial production may create immediate cash flow to us.  We believe that should well production increase from the use of R-JET operations, then there may be a corresponding increase in cash flows based on increased production of oil and or natural gas.  These cash flow streams would lay the basis for an annual yield.

It is our intention to attempt to increase production from any and all properties contained in we for the purpose of seeking appreciation in the value of the producing wells and acreage.  Assuming a stable oil pricing environment, it follows that a property with a high sustained production rate would potentially have a market value that would be higher than the original pre-enhancement purchase price of the property.  Accordingly, we may potentially see a second cash flow event from the successful sale of an improved property, potentially at a higher price than was paid for the property prior to enhancement.

This sale event could happen within a calendar year period.  The combined cash flows from the production and the sale of any property or properties would create a composite yield for that calendar year.  It is anticipated that several months could elapse before it is determined that a property is ready to bring its full potential in the sale process.  Therefore, initial yields from production cash flows alone, may be dramatically improved upon any profit potentially realized from a sale in any calendar year.

COMPETITION, MARKETS AND REGULATION

Competition

There are thousands of oil and natural gas companies in the United States. Competition is strong among persons and companies involved in the exploration for and production of oil and natural gas. We expect the partnerships to encounter strong competition at every phase of business. Each partnership will compete with entities having financial resources and staffs substantially larger than those available to the partnerships.

The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of deregulation of the natural gas industry by Congress and FERC, competitive forces generally determine natural gas prices. Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

There will be competition among operators for drilling equipment, goods, and drilling crews. Such competition may affect the ability of a partnership to acquire leases suitable for development and to expeditiously develop such leases once they are acquired.

Markets

The marketing of any oil and natural gas produced by a partnership will be affected by a number of factors that are beyond the partnership’s control and whose exact effect cannot be accurately predicted. These factors include:

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the amount of crude oil and natural gas imports;

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the availability, proximity and cost of adequate pipeline and other transportation facilities;

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the success of efforts to market competitive fuels, such as coal and nuclear energy and the growth and/or success of alternative energy sources such as wind power;

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the effect of United States and state regulation of production, refining, transportation and sales;

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the laws of foreign jurisdictions and the laws and regulations affecting foreign markets;

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other matters affecting the availability of a ready market, such as fluctuating supply and demand; and

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general economic conditions in the United States and around the world.

The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years. The North American Free Trade Agreement eliminated trade and investment barriers in the United States, Canada, and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC as well as nondiscriminatory access requirements could further substantially increase the availability of gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from partnership wells.

Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining, lowering or increasing certain price levels. We are unable to predict what effect, if any, such actions will have on both the price and volume of crude oil sales from the partnerships’ wells.

In several initiatives, FERC has required pipeline transportation companies to develop electronic communication and to provide standardized access via the Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

Regulation

Each partnership’s operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws and regulations and the laws of other countries where some of the prospects may be located.

Production.    In most areas of operations within the United States the production of oil and natural gas is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or in some instances may limit the number of days in a given month during which a well can produce.

Environmental.    The partnerships’ drilling and production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and business operations of a partnership. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a partnership for violating such regulations, the partnership’s operations could be adversely affected.

Natural Gas Transportation and Pricing.    FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the wellhead Decontrol Act of 1989, however, FERC may not regulate the price of gas. Such deregulated gas production may be sold at market prices determined by supply and demand, BTU content, pressure, location of wells, and other factors. We anticipate that all of the gas produced by partnership wells will be considered price decontrolled gas and that each partnership’s gas will be sold at fair market value.

Proposed Regulation.    Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on a partnership’s operations.

MANAGEMENT

General

We are energiUS Management LLC (eUSM), a privately-owned Nevada liability company that was formed in July 2008 by Paul N. Nicholson. We will serve as managing general partner of the partnerships. eUSM was organized for the principal purpose of reviewing prospects upon which partnerships and joint ventures formed by eUSM might engage in energy, development, exploitation and production activities. Since 1986, Mr. Nicholson has been engaged in the business of financing the development, and production of oil and natural gas both within and outside the continental United States, through partnerships and joint ventures he has helped formed. Mr. Nicholson is eUSM’s President and is the sole owner-member and manager of eUSM’s parent company, energiUS LLC.

We will actively manage and conduct the business and oversee the day to day operations of the partnerships. We will be responsible for maintaining partnership bank accounts, collecting partnership revenues, making distributions to the partners, delivering reports to the partners, and supervising the drilling, completion, and operation of the partnerships’ oil and natural gas wells. Subject to limitations set forth in the partnership agreement, we and our affiliates intend to continue to engage in the oil and gas business for our own account and for the account of others. See “CONFLICTS OF INTEREST.” We will devote only as much time and talents to the management of the partnerships as necessary for the proper conduct of the partnerships’ business.

eUSM will oversee all aspects of the partnerships business including but not limited to: (i) liaison between the partnerships and our featured strategic partner and/or other operators; (ii) reporting to investors, (iii) financial statement generation, (iv) state and federal reporting, (v) cashflow distributions, (vi) legal affairs, (vii) deduction and depreciation reporting, and (viii) liaison with geologists, landmen, oil and gas consultants and service providers.

eUSM will direct the acquisition, holding or disposition of any or all of the oil and gas interests and portfolio or other assets which the partnerships may own or contemplate acquiring from time to time.  It also maintains all books and records required to be maintained by a general partner. eUSM also from time to time furnishes oral or written reports of the conditions of the partnerships investment portfolio and performance.

Management

Paul N. Nicholson – President, energiUS Management LLC.

Mr. Nicholson is the President of energiUS Management LLC (“eUSM”), a wholly-owned subsidiary of energiUS LLC, a Nevada limited liability company owned and controlled by Mr. Nicholson. He has held key positions with, and participated in the development of many companies and enterprises. In terms of his experience in the oil and gas sector, Mr. Nicholson was the Vice President of North Bay Energy, which during his tenure from 1986-1989, participated with several energy companies in the development of oil reserves including Benton Oil and Gas, which went public in 1992.  Under his direction, in 1995, he and affiliate companies, together with Mesa Drilling, a Houston based drilling rig management company, successful positioned drilling equipment for continuous work and a subsequent swap for stock in a publicly traded drilling company, then Drillers Inc., which subsequently merged with GreyWolf.  In 1996 Mr. Nicholson and affiliates purchased royalty interests in the Goose Creek Field near Houston, Texas.  In 2002, Mr. Nicholson acted as a consultant with a Houston based operator in the development of deep reserves in the Hosston trend in Southern Mississippi. Mr. Nicholson is constantly asked to play a role in the development of many companies with the intent to improve their market share or go public.  He earned a Bachelors of Science Degree in Finance from California State University, Northridge in 1982. He is also the Director and sole shareholder of MacArthur Strategies, Inc., a registered FINRA securities Broker/Dealer based in Irvine, California, which has been in continuous operation since 1990. He also is the President of Professional Investment Exchange, Inc., a private oil and gas investment fund sponsor.

Featured Strategic Partner

Well Enhancement Services, LLC – Featured Strategic Partner

Well Enhancement Services, LLC (“WES”), based in The Woodlands, Texas, specializes in unique oil and gas products and services based upon patented technologies that enhance the production of marginally producing oil and gas wells. WES markets its services to well operators interested in potentially enhancing the production of their properties utilizing R-JET technology. The expertise of WES and its consultants and joint venture partners will be called upon to select and identify those wells best suited for R-JET enhancement techniques. Wells selected for enhancement by the partnerships will be serviced by WES. WES and/or its Affiliates will partner with eUSM and the partnerships in acquiring and reworking oil and gas properties utilizing reservoir production enhancement technologies.

WES’ key personnel actively involved in its relationship with us include:

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M. R. "Bricks" Corbin – President, WES: Mr. Corbin was a Principal and Board Member of Rowels Winston Company - New York Stock Exchange.  He has over 40 years of executive level experience in multiple business development endeavors.  Mr. Corbin has an Engineering Degree from the U.S. Naval Academy at Annapolis and served as a Naval Aviator.

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Stephen J. Bowen – Chief Executive Officer, WES: Mr. Bowen has 16 years of experience in software product development and marketing at such companies as Oracle and Novell as well as with several startup ventures. He has experience in software product engineering, business development, and product marketing both domestically and internationally. Mr. Bowen's most recent experience was at Nabors Industries where he was responsible for developing software for drilling instrumentation and mudlogging operations. He has a B.S. degree in Mechanical Engineering from the University of Utah and an M.S. degree in Manufacturing Systems Engineering from Stanford University.

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Chris D. Nelson, MAcc, CPA – Chief Financial Officer, WES: Mr. Nelson has over 18 years experience in finance, accounting and taxation.  His work history includes KPMG Peat Marwick, where he specialized in financial institution taxation, and a management position with Baker Oil Tools.  Mr. Nelson has worked for the past several years with a premier sports management firm, where he served as a tax advisor to professional athletes.  He received a Bachelors Degree in Accounting, and a masters Degree in Taxation from Brigham Young University.

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David Hergenroder, Ph.D. – Vice-President,  Field Operations, WES: Mr. Hergenroder has over 32 years experience in oil and gas exploration, including over 28 years with Amoco Production Company and subsidiaries.  He held various supervisory positions including resident manager of Amoco Sharjah Oil Company (United Arab Emirates) from 1979 to 1981, and was VII.P. Exploration of Amoco's Europe, Latin America, and Far East region.  Mr. Hergenroder’s experience has included evaluating exploration projects, development projects, and producing properties.  He obtained a B.S. degree in geology from Kent State University in 1956, and received M.S. and Ph.D. degrees from Virginia Polytechnic Institute.

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Dustin M. Faulkner, P.E. – Consultant, WES: Mr. Faulkner is a registered professional engineer with a diverse background of drilling and completion experience with Anadarko Petroleum Corporation. He has been responsible for workover, stimulation, and drilling operations involving over 200 wells in the Mid-Continent, Gulf Coast, South & East Texas. From 2000 to 2003, he served as a horizontal development and exploration team leader within Anadarko.  This experience involved designing, forecasting, and assessing the economic value of horizontal drilling programs from East Texas to the Rocky Mountains.   Mr. Faulkner received a B.S. in Petroleum Engineering from Texas A&M University and earned honors as a member of the Petroleum Engineering Honor Society.

Ownership of energiUS Management LLC

The following table sets forth information with respect to each person who owns beneficially 5% or more of the outstanding equity interest of energiUS Management LLC:

Name and Address	Amount Beneficially Owned	Percent of Class
energiUS LLC (1) 2 Park Plaza, Suite 1075 Irvine, California 92614	N/A	100%
Executive officers as a group (1 person)	N/A	100%

(1)

Owned and controlled by Paul N. Nicholson

Compensation

We expect to receive considerable compensation from the partnerships. See “OUR COMPENSATION”.

Legal Proceedings

We are not currently a party to any legal proceedings.

CONFLICTS OF INTEREST

Our interests and the interests of our affiliates differ in certain respects from those of the partnerships and the investor partners. You should recognize that relationships and transactions of the kinds described below involve inherent conflicts between our interests, our affiliates’ interests and the interests of each partnership, and that the risk exists that such conflicts will not always be resolved in a manner that favors the partnerships.

Our Future Programs.    We expect to organize and manage oil and natural gas drilling programs in the future that will have substantially the same investment objectives as the partnerships. Our affiliates currently manage other oil and gas programs for investors. We will decide whether a prospect will be retained or acquired for the account of a partnership or for other programs that our affiliates or we may presently manage or manage in the future. As a result, the partnerships will compete with such other programs for suitable prospects, equipment, contractors and personnel.

To resolve conflicts, we will initially examine opportunities available to each partnership and the time limitations on the investment of such funds to determine whether a partnership or another program should acquire a potential prospect. We believe that the possibility of conflicts of interest between the partnerships and affiliated prior programs is minimized by the fact that substantially all opportunities available at any given time will be allocated pro rata among affiliated prior programs and the partnerships to the extent capital is available.

Our Fiduciary Responsibility.    We are a fiduciary and have a duty to exercise good faith and to deal fairly with the investor partners in handling the partnerships’ affairs. We will owe such a duty to other partnerships we may manage in the future. Because we must deal fairly with the investors in all of our drilling programs, if conflicts between the interest of each partnership and such other drilling programs do arise, they may not in every instance be resolved to the maximum advantage of a partnership, and our actions could fall short of the full exercise of our fiduciary duty to each partnership. In the event we breach our fiduciary duty, you would be entitled to an accounting and to recover any economic losses caused by such breach only after either proving a breach in court or reaching a settlement with us.

Property Transactions—Acquisitions from our Affiliates and Us. The partnership agreement permits sales of prospects to the partnerships by our affiliates or us.

        Property Transactions—Farmouts.  We expect that the partnership will develop substantially all of its leases and will farm out few, if any. However, the decision to make farmouts and the terms of making farmouts involve conflicts of interest. A farmout may permit us to achieve cost savings and to reduce our risk. Further, in the event of a farmout to an affiliate, either our affiliates or we will represent both related entities.

Property Transactions—Transfers to Affiliated Partnerships and Us.    The partnership agreement permits our affiliates and us, including other partnerships sponsored by our affiliates or us, to purchase or acquire property interests from a partnership.

Property Transactions—Properties Within Prospect Limits.    From time to time, we may cause partnership prospects to be enlarged on the basis of geological data that defines the productive limits of a given field. If an affiliate of ours owns a separate property interest in the enlarged area and the activities of the partnership were material to establishing the existence of undeveloped reserves on such property, the interest shall be sold to such partnership. A partnership is not required, however, to expend additional funds for the acquisition of property unless such acquisition can be made from capital contributions. In the event such property is not acquired by a partnership, the partnership may lose a promising prospect. Such prospect might be acquired by our affiliate or us or other drilling programs conducted by our affiliate or us.

In addition, our exercise of our discretion in deciding which prospects to transfer to a partnership could result in another program sponsored by us acquiring property adjacent to partnership property. Such other program could gain an advantage over a partnership by reason of the knowledge gained through a partnership’s prior experience in the area. Neither our affiliates nor will we retain undeveloped acreage adjoining a partnership prospect in order to use partnership funds to “prove up” the acreage owned for our own account.

Our Interest.    Although we believe that our interests in the partnerships’ profits, losses, and cash distributions is equitable (see “PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES”), such interest was not determined by arms-length negotiation.

Receipt of Compensation Regardless of Profitability.  We are entitled to receive the management fee, and reimbursement for certain costs from the partnerships, regardless of whether a partnership operates at a profit or loss. See “OUR COMPENSATION.” These fees and reimbursements will decrease the Unit holders’ share of any cash flow generated by operations of the partnerships or increase losses if operations should prove unprofitable.

Time and Services of Common Management.    Our officers and manager are also officers, directors or employees of our affiliates. As a result, they do not intend to devote their entire time to the partnerships. Management is required only to devote to the business and affairs of the partnerships so much time as is, in their judgment, necessary to conduct such business and affairs in the best interest of the partnerships.

Legal Representation.    Counsel to the partnerships and to us in connection with this offering are the same. Also, such counsel serves as counsel to WES and should be considered an Affiliate of WES. Such dual representation may continue in the future. However, in the event of an indemnification proceeding between the partnerships and us, the partnerships will retain separate and independent counsel to represent its interest in such proceeding. Also, in the event an irreconcilable conflict arises between WES and us and the partnerships it will be necessary to obtain independent counsel.

Due Diligence Review.    MSI, the dealer manager of the offering, has an ongoing relationship with our affiliates and us, and our due diligence examination concerning this offering cannot be considered to be independent. Paul N. Nicholson, the President of eUSM, and sole member-owner of energiUS LLC, is the sole shareholder and President of MSI.

Other Relationships.    Both our affiliates and us will have relationships on an ongoing basis with companies and other entities engaged in the oil and gas industry, including operators, petroleum engineers, consultants and financial institutions. Such relationships could influence us to take actions, or forbear from taking actions, which it might not take or forbear from taking in the absence of these relationships.

OUR FIDUCIARY RESPONSIBILITY

Fiduciary Duty.    We are accountable to the partnerships as a fiduciary and consequently must exercise utmost good faith and integrity in handling partnership affairs. In this regard, we are required to supervise and direct the activities of the partnerships prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, we have a responsibility for the safekeeping and use of all funds and assets of the partnerships, whether or not in our control, and we may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the partnerships.

Generally, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of a partnership to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws.

The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of our fiduciary duty to the partnerships and/or the investor partners, we may, depending upon the particular circumstances involved, be able to raise various affirmative defenses to the lawsuit. For example, we may be able to claim:

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that the statute of limitations on the claim has expired;

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that the partner’s improper actions with respect to the lawsuit bar the partner from bringing the lawsuit;

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that the partner brought the lawsuit too late and therefore, the suit should be barred; or

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that the partner bringing suit engaged in conduct associated with the suit that was inequitable, unfair and deceitful.

If you have questions concerning our responsibilities, you should consult your own counsel.

Indemnification.    The partnership agreement provides for indemnification of us against liability for losses arising from our action or inaction if:

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we, in good faith, determine that such course of conduct was in the best interests of the partnerships;

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we were acting on behalf of or performing services for the partnerships; and

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such course of conduct did not constitute negligence or misconduct by us.

We will not, however, be indemnified for liabilities arising under federal and state securities laws unless:

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there has been a successful adjudication on the merits of each count involving securities law violations;

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such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of a partnership were offered or sold as to indemnification for violations of securities laws.

A successful claim for indemnification would deplete partnership assets by the amount paid. As a result of such indemnification provisions, you may have a more limited right of legal action than you would have if such provision were not included in the partnership agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The partnership agreement also provides that a partnership shall not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified.

PRIOR ACTIVITIES

As we are newly-formed, we have no direct prior experience in sponsoring partnerships of the nature contemplated hereby.

An Affiliate of Paul N. Nicholson, Professional Investment Exchange, Inc. (PIE) is the managing general partner and sponsor of seven (7) private limited partnerships called Energy Opportunity Funds (I, II, III, IV, V, VI, and VII, respectively) which have similar objectives as the partnerships contemplated herein.  You should not assume that you will experience returns similar to those experienced by investors in these programs as described below. There can be no assurance that prior performance will be indicative of future returns. The results described below should be viewed only as indicative of Mr. Nicholson’s experience and level of activity.

The narratives set forth below describe the partnerships previously sponsored by PIE since 2004:

Energy Opportunity Fund - I, L.P. is a Nevada limited partnership formed to drill five developmental wells in Oklahoma. Total funding; $1,100,000.  The fund filed suit against the operator for various misrepresentations and frauds.   The fund subsequently accepted a settlement.  However, the fund managed to diversify into a development transaction which has resulted in each investor receiving some distribution on a quarterly basis.  As of August 2008 the fund has recouped over $41,000 of the original investment. The settlement agreement allows for the fund to recoup approximately 60% of its initial gross funding, pending a scheduled buyout of the Fund’s Oklahoma based assets.  The buyout should be completed by the end of 2008.

Energy Opportunity Fund - II, L.P. is a Nevada limited partnership formed to drill five developmental wells in Oklahoma Total funding; $1,100,000.  The fund filed suit against the operator for various misrepresentations and frauds.   The fund subsequently accepted a settlement.  However, the fund managed to diversify into a development transaction which has resulted in each investor receiving some distribution on a quarterly basis.  As if August 2008 the fund has recouped over $27,000 of the original investment. The settlement agreement allows for the fund to recoup approximately 60% of its initial gross funding, pending a scheduled buyout of the Fund’s Oklahoma based assets.  The buyout should be completed by the end of 2008.

Energy Opportunity Fund - III, L.P. is a Nevada limited partnership formed to use WES’s technology as joint ventures with well owners, with revenues to be split between original owner and the fund.  Total funding; $2,000,000.  Over $535,000 has been returned to fund investors as of August 2008.  The fund has maintained a quarterly return to investors since inception.  This distribution amount has risen steadily since inception.  2nd quarter 2008 distributions were 200% larger than 1st quarter 2008 distributions.  The fund diversified into a deep horizontal well operated by Brighton Energy of Tulsa, Oklahoma.   The well however succumbed to technical completion issues and was eventually plugged.  The overall business plan has been modified to include the purchase, enhancement and sale of producing oil properties and productive properties not currently producing.

Energy Opportunity Fund - IV, LLLP is a Nevada limited-liability limited partnership formed to purchase and enhance the production of up to 20 wells.  Total funding: $3,000,000.  Over $403,000 has been returned to the fund investors as of August 2008. The fund has maintained a quarterly return to investors since inception.  2nd quarter 2008 distributions were 260% larger than 1st quarter 2008 distributions.  This distribution has been rising steadily ever quarter.  The fund participated in the sale of one of its properties which resulted in a substantial return to investors in that quarter.  The fund owns additional properties in Kansas and Arkansas.  The business model has been improved to provide for the purchase, enhancement, and sale of producing properties and productive acreage.  As a result the partners will experience ownership of more than the 20 wells anticipated by its memorandum. The fund also diversified into a 10% ownership of a re-entry gas well in Texas.  This well is currently producing 250,000 mcf/pd.

Energy Opportunity Fund - V, LLLP is a Nevada limited-liability limited partnership formed to purchase and enhance a non specified number of producing properties, containing multiple wells and wellbores. Total Funding; $3,500,000.  Over $200,000 has been returned to the fund investors as of August 2008.  The fund has maintained a quarterly distribution to investors since inception.  This distribution has been rising steadily.  2nd quarter 2008 distributions were 300% larger than 1st quarter 2008 distributions.  The fund is designed to purchase, enhance and sell producing properties with multiple wells on each.  In February 2008, the fund participated in the sale of a property for a substantial return to investors in that quarter.   The fund owns several other properties in Kansas and Arkansas that are expected to be sold for additional substantial  gains for fund partners.  Further the fund diversified into an exploratory well in Lee County, Texas, which proved unproductive.  The fund further diversified into a developmental horizontal prospect in Burelson County, Texas, which is expected to be drilled in the near future.

Energy Opportunity Fund - VI, LLLP is a Nevada limited-liability limited partnership formed to purchase and enhance a non specified number of producing properties, containing multiple wells and wellbores.   Total funding:  $4,000,000.  Over $63,000 has been returned to the fund investors as of August 2008. The fund has maintained a quarterly distribution to investors since inception.  This distribution has been rising steadily.  The fund currently owns a significant interest in two properties in Kansas.  The fund will purchase additional properties as they are vetted for suitability for the fund’s objectives.

Energy Opportunity Fund - VII, LLLP is a Nevada limited-liability limited partnership formed to purchase and enhance a non specified number of producing properties, containing multiple wells. The fund has raised over half of its maximum capitalization objective of $5,000,000.  The fund has purchased a significant interest in a property in Kansas.  The fund will purchase additional properties as they are vetted for suitability for the fund’s objectives.  The fund anticipates making its first distribution in the third quarter 2008 cycle.

TAX CONSIDERATIONS

THE DISCUSSION BELOW IS ONLY A PRECURSORY DISCUSSION OF THE POSSIBLE TAX ADVANTAGES THAT MAY BE REALIZED DEPENDING ON THE SPECIFIC OIL AND GAS DEVELOPMENT ACTIVITIES UNDERTAKEN BY THE PARTNERSHIPS. THIS IS NOT A TAX SHELTER.  DEPENDING ON YOUR INDIVIDUAL SITUATION, YOU MAY OR MAY NOT QUALIFY FOR SUCH TAX ADVANTAGES. CONSEQUENTLY, THE DISCUSSION BELOW SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT AN INVESTMENT IN THE PARTNERSHIPS WILL HAVE ON YOUR OWN INDIVIDUAL TAX SITUATION.

The following discussion contains a summary of the tax aspects considered by us to be of material interest to prospective investing partners of Units in the partnerships. This summary is directed primarily to individual taxpayers who are citizens of the United States and does not discuss income tax consequences peculiar to nonresident alien individuals, foreign corporations, insurance companies, banking institutions, regulated investment companies, real estate investment trusts, exempt organizations or other persons or entities to which special rules apply by virtue of the nature of their specific form or activities.  The Federal tax considerations discussed below are necessarily general and may vary depending upon individual circumstances.

Substantial Federal income tax risks are associated with the intended business of the partnerships, which affect the advisability of investing in the partnerships.  Risk results, at least in part, from uncertainties as to the application of provisions in the Internal Revenue Code of 1986 as amended (the “Code”).  In addition, many of the provisions of the Code and subsequent acts are complex, unclear or both, while still others leave to the Treasury Department, through the issuance of Regulations, the implementation of Congressional intent.  Furthermore, the resolution of certain material tax issues are largely dependent upon questions of fact upon which counsel cannot opine.

No rulings have been sought from the Internal Revenue Service (the “Service” or the “IRS”) with respect to any of the tax matters described in this prospectus.  Each prospective investor should consult his tax advisor as to the relevant tax considerations, how those considerations may affect his investment, and whether participation in the partnerships is a suitable investment.  There is no assurance that the intended tax benefits of this Offering will, in fact, be realized, nor is there any assurance that any one or more of the considerations otherwise relevant to the investment will not be adversely affected by subsequent legislation or other legal authority.  Certain tax benefits resulting from ownership and development of oil and gas drilling rights are limited, including the right to deduct intangible drilling costs and the right to claim the percentage depletion allowance.  Such benefits as afforded under the Code are, in some aspects, uncertain in their application and availability with respect to specific transactions such as the Program.  There can be no assurance that some or all of the deductions claimed by the partnerships may not be challenged by the IRS.  Disallowance of deductions would adversely affect the investing partners involved.  The extent to which any individual investing partner may realize tax savings because of deductions from Program activities will vary according to their personal tax situation.

IT IS EMPHASIZED THAT PROSPECTIVE INVESTING PARTNERS ARE NOT TO CONSTRUE ANY OF THE CONTENTS OF THIS MEMORANDUM AS TAX ADVICE AND ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE TAX ASPECTS RELATING TO AN INVESTMENT IN THE PARTNERSHIPS.

Prospective investing partners should be aware that in its first year, the partnerships may report tax losses from operations primarily due to the payment of deductible costs, mainly Intangible Drilling Costs.  Each investing partner’s share of such losses is intended to be available as deductions against income from other activities.  Investing partners could thereafter recognize substantial taxable income.  However, such taxable income should not normally exceed distributable cash.  The benefit which any particular prospective investor may derive from investment in the partnerships will depend, in part, on the value of the tax deferral to the investing partner.  If an investing partner will not be able to beneficially utilize the tax savings arising from this deferral, such investing partner will be unable to derive the full-intended benefit from this investment

EACH PROSPECTIVE INVESTING PARTNER IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE MATTERS DISCUSSED BELOW.  THIS DISCUSSION ASSUMES THAT EACH INVESTING PARTNER PURCHASES HIS UNITS TO MAKE A PROFIT, ASIDE FROM ANY TAX BENEFITS THE INVESTING PARTNER MIGHT REALIZE.  EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, COUNSEL HAS RENDERED NO OPINION AS TO THE ACTUAL OR INTENDED TAX CONSEQUENCES OF PARTICIPATION FOR ANY INVESTING PARTNER.

Additional facts or circumstances applicable to any particular investing partner may give rise to federal income tax consequences not addressed in this discussion. Investment in a Fund may also have state and local tax consequences, which are also not addressed in this discussion.  State and local taxes could include ad valorem taxes, estate taxes, income taxes, inheritance taxes, production taxes, sales taxes and severance taxes.

The federal income tax consequences of an investment in the partnerships, and the ramifications of those consequences to the investing partners, will in some instances, depend upon determinations of fact according to interpretations of provisions of federal income tax law.  When making these determinations and interpretations, the Managing General Partner, as the Managing General Partner of the partnerships, intends to act in the best interest of the partnerships.  The Managing General Partner, as the Managing General Partner of the partnerships, intends to consult, when appropriate, legal counsel or other professional tax advisors on these types of matters.

The Service has announced that it is paying increased attention to the proper application of the tax laws to partnerships and LLCs.  An audit of the partnerships information returns may precipitate an audit of the individual income tax returns of each of the investing partners.  Prospective investing partners should also be aware that, if the Service proposes to adjust any items of income, gain, deduction, loss or credit reported on a Fund information return, corresponding adjustments would be proposed with respect to the individual income tax returns of the investing partners.  Further, any such audit might result in the Service making adjustments to items of non-Fund income or loss.  Moreover, even if the Service is unsuccessful in its challenge, the investing partners should recognize that they might incur substantial legal and accounting costs in defending a challenge by the Service.

It is not feasible to present in this prospectus a detailed explanation of partnership tax treatment or the resulting tax consequences to Investors.  Each prospective investing partner is strongly urged to consult his own tax advisor, attorney or accountant with specific reference to his own tax situation in order to be satisfied as to the tax consequences of an investment in the partnerships.

Prospective Changes to Tax Laws

The following discussion is based upon existing provisions of the Code, Treasury Regulations thereunder, current IRS published rulings and existing court decisions, any of which could be changed at any time.  Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes and could significantly modify the statements and opinions expressed herein.

In addition to current law, investing partners should evaluate the impact pending and proposed legislation may have on the tax treatment of Fund activities.  Furthermore, tax law as it applies to the partnerships is continually evolving through ongoing administrative and judicial interpretations of the Code.  Accordingly, an investing partner’s evaluation of tax implications should include a specific review of recent and likely changes in the applicable laws.  As previously noted, investing partners should be advised that future changes in the law, or in the interpretation of the law, might substantially change the taxability of Fund activities.

The IRS has recently issued regulations to simplify the rules relating to classification of unincorporated businesses and other entities.  Generally, the IRS will allow taxpayers to affirmatively elect to treat certain unincorporated domestic organizations as either partnerships or associations taxed as corporations for federal tax purposes.

Status of the partnerships

Favorable Federal income tax treatment of the partnerships is dependent upon its classification as a partnership and not as an association taxable as a corporation for Federal income tax purposes.  Although it is the opinion of the Managing General Partner that the partnerships should be classified as a partnership under existing regulations and case law, such opinion is not binding upon the IRS, and no advance ruling from the IRS as to such status has been requested, nor is such a request contemplated. It is possible that the IRS could propose to treat the partnerships as an association taxable as a corporation.  If such challenge were successful, the partnerships would be subject to Federal income tax on its taxable income at regular corporate tax rates.  The depletion allowance, Intangible Drilling and Completion Costs and other Fund expenses would be deductible solely by the partnerships and would not be available to be passed through to the investing partners.  Accordingly, investing partners would not be entitled to deduct their proportionate shares of such items or to take their proportionate shares of any tax credits in their personal income tax returns.  Moreover, any cash distributions from the partnerships would be treated as taxable dividends to the extent of earnings and profits.  Excess distributions, if any, would be treated as a return of capital to the extent of the investing partners’ bases in their Units, and treated as capital gains thereafter.

The Managing General Partner believes that the partnerships will more likely than not be classified as a partnership and not as an association taxable as a corporation. While a LLC taxed as a partnership must file a Federal income tax return, no Federal income tax is required to be paid.  Instead, each investing partner reports on their separate Federal income tax return their distributive share of income, gains, losses, deductions, and credits of the partnerships, irrespective of actual cash distributions made to each investing partner during the taxable year.  Subject to certain limitations discussed below, an investing partner may offset the allocable share of losses in any taxable year against income from other sources to the extent of their basis in the partnerships Units.

Taxable Income

The total payments received from the sale of oil and natural gas produced by the partnerships will constitute taxable income, fully taxable to the investing partners, reduced only by the amount of deductions properly allocable to them and by the amount of the deduction for depletion available by reason of the exemption for independent producers.  As a result of deducting intangible costs and depletion, the investing partners may have little or no basis in the properties so that a sale or disposition thereof could produce a gain to the full extent of the amount realized.  Each investing partner would recognize such gain to the extent of their distributive share of the income from sale or distribution.  As a result of the recapture rules, a substantial portion of the gain resulting from the sale or other disposition of property or from the sale or disposition of a Partner Interest may be ordinary income.

Potential Deductions

Intangible Drilling and Completion Costs. Intangible Drilling Costs and Intangible Completion Costs (collectively, “Intangible Costs”) are expenditures made incident to and necessary for the drilling of a Prospect and the preparation of a Prospect for the production of oil or natural gas.  Intangible Costs include wages, fuel repairs, hauling, supplies, geological costs and other items without salvage value.  Intangible Costs are considered capital costs.  As such they are added to the basis of the investing partner’s Units in the oil and natural gas properties and recovered through depletion deductions or upon abandonment of the property.  However, an election can be made to deduct as an expense all Intangible Costs in the year incurred. The amount of Intangible Costs, which may be deducted, is subject to certain limitations.  First the deductible Intangible Costs available to the owner in a property cannot exceed that person’s ownership percentage in the property.  The timing limitation provides that any Intangible Costs incurred prior to (i) the formation of the partnerships, (ii) acquisition of an interest in a Prospect, or (iii) the purchase of Units by an investing partner must be capitalized.  Finally, Intangible Costs must be reasonable in relation to the services, which are performed. The Managing General Partner intends, pursuant to Code section 263(c) and Regulations § 1.6124, to elect to deduct as an expense rather than capitalize any Intangible Costs incurred by the partnerships.  Effective for such expenses incurred after December 31, 1986, corporations which are “integrated oil companies” will have to capitalize 30% of such costs and amortize them over a 60 month period commencing in the month the costs are paid or incurred. The Managing General Partner further intends to deduct all payments required to be made by the partnerships to the Contractor (pursuant to the terms of the Drilling Contract) for Intangible Costs. The amounts to be allocated by the partnerships in agreements with the Operator for Intangible Costs are anticipated to be reasonable, but no assurance can be given that the IRS will not challenge such allocation as excessive.  Economic performance is deemed to occur with respect to oil and gas activities from time to time as drilling progresses.  However, certain exceptions to the rule are provided.  Even though drilling and completion of the Initial Prospect is anticipated to occur in the current year, no assurance can be given that they will be, or if not, the drilling thereof commenced by December 31, of the current year.  When IDC’s are deductible may be dependent upon several factors, including when drilling activities are begun, when drilling and completion activities are complete, when payment is made for such activities, and, if payment is made in one year for drilling and/or testing activities to be carried out in the next year, the contractual arrangements under which they are made.  Under expected operations, the sale of Units will be completed in the current year, and therefore any available IDC deductions would be deductible in the current year. The Managing General Partner believes that the Intangible Costs are fair and reasonable and not in excess of what would be charged by an independent drilling contractor or third party under similar conditions.  The Fund’s characterization is not binding upon the IRS.  Thus, if the IRS determined that all or any portion of the costs were improperly classified,  in excess of reasonable drilling costs, or represented “disguised premiums” for lease acquisition costs and/or equipment costs, such amount or excess could be reclassified as a capital cost.  In such event, the excessive amount would not be currently deductible and would be recoverable only through depletion, cost recovery deductions, or a loss upon abandonment of the property.  Each prospective investing partner is advised to consult their tax counsel regarding the classification and deductibility of Intangible Costs. Amounts deducted for Intangible Costs on a productive Prospect must be recaptured upon disposition of the oil or natural gas property by treating certain amounts realized in excess of basis as ordinary income.  The amount of ordinary income realized upon disposition will be the lower of (i) the Intangible Costs and depletion deductions claimed, or (ii) the excess of the amount realized on disposition of the property over the adjusted basis of the property. Recapture also applies to the disposition of a Partner Interest if the partnerships has oil and natural gas property.  Therefore, if an investing partner disposes of his interest, any gain realized by the investing partner upon the disposition would be subject to ordinary income treatment to the extent of the Intangible Costs and depletion that would be recaptured if the properties were sold.  The deduction of Intangible Costs may create items of “tax preference” for purposes of the alternative minimum tax for certain taxpayers.

Depletion Allowance. The costs and expenses of acquiring certain properties (including General and Administrative Costs) which do not qualify as Intangible Costs, ordinary and necessary business expenses or costs of depreciable oil and natural gas property, are capitalized and may be recovered through depletion.  The depletion deduction allowable with respect to each oil and natural gas property is the greater of the deduction computed under (1) the cost or (2) the percentage depletion method. The depletion deduction is computed separately by each investing partner.  The determination of whether cost or percentage depletion is applicable is also made at the Partner level.  The Managing General Partner must allocate to each investing partner his proportionate share of the adjusted basis of properties, so that he may determine the depletion deduction and the basis in each oil and natural gas property.  The Managing General Partner will allocate to the investing partners their proportionate share of the adjusted basis of each oil and natural gas property in proportion to their contributions to the cost of such oil and natural gas property. Cost depletion for any year is determined by dividing the adjusted tax basis for the oil and natural gas property by the total Units of natural gas or oil expected to be recoverable therefrom and then multiplying the resultant quotient by the number of Units actually sold during the year.  Cost depletion cannot exceed the adjusted tax basis of the oil and natural gas property to which it relates. The percentage depletion deduction is determined by multiplying the annual gross production income from each oil and natural gas property times 15 percent.  This rate can fluctuate for production from marginal properties.  Thus, the rate will be increased by one percent for each dollar that the crude oil reference price is less than $20 in the immediately preceding year. The rate, however, cannot exceed 25 percent.  Marginal properties are generally those having average daily production of 15 barrels or less or which produce heavy oil. Percentage depletion is not limited to the adjusted tax basis of the oil and natural gas property and may be taken annually as long as oil or natural gas is produced.  The percentage depletion allowance is available only to those taxpayers that qualify under statutory exemptions, the most frequently applicable of which is the “independent producer” exemption. Since the partnerships intends to elect to expense Intangible Costs, its tax basis in the Subject Prospect and any Additional Prospects will be reduced.  Accordingly, it will generally be more advantageous for the investing partners to elect percentage depletion. The Independent Producer exemption is provided for independent producers who do not own or control retail outlets for the sale of oil, natural gas, and the products produced therefrom having gross receipts from such sales of $10,000,000 or more, and who do not engage in the business of refining crude oil with runs of more than 50,000 barrels per day.   A taxpayer is considered to be engaged in the aforementioned activities if another person, related by more than a 5% ownership interest, is engaged in such activities.  Since neither the partnerships nor the Managing General Partner will own or control any retail outlets or engage in the business of refining crude oil, each investing partner who does not (i) own or control retail outlets for the sale of oil, natural gas, and the products produced therefrom outside of the partnerships, or if he does own or control such outlets, does not have sufficiently large gross receipts from such sales, or (ii) engage in the business of refining crude oil to the extent described above, will be entitled, subject to limitation, to take advantage of the percentage depletion deduction available to independent producers. In general, percentage depletion is available for a specified quantity of domestic oil production or the equivalent quantity of natural gas.  Percentage depletion is available only with respect to 6 million cubic feet of average daily production of natural gas or 1,000 barrels of average daily production of domestic crude oil.  Taxpayers who have both oil and natural gas production are able to elect how they wish to split the production limitation between such production.  The percentage depletion deduction under the independent producer’s exemption is generally limited to the lesser of 65% of the persons taxable income before the depletion allowance or 100% of the taxable income from the property before the depletion allowance.  A taxpayer’s total deductions for percentage depletion available by reason of the independent producer’s exemption from all oil or gas properties in which Units are owned cannot exceed 65% of the taxpayer’s taxable income computed without taking into account (a) any deduction for percentage depletion, (b) any net operating loss carry back and (c) any capital loss carry back.  Any amount not deductible by reason of this latter limitation may be carried forward and deducted in future years, subject to the same 65% limitation.  The independent producer’s exemption and the 65% of taxable income limitation on the availability of percentage depletion by reason of the independent producer’s exemption is applied to the investing partner separately and not to the entire entity.  Thus, each investing partner will be deemed to have a pro rata interest in the income from the partnerships.  The individual investing partner will be required to aggregate their pro rata interest in the production of oil and natural gas from all properties or projects in which the partnerships has an interest and each investing partner will have to make an individual determination as to the availability of the exemption for independent producers.  In making this individual determination, the total limitation on production subject to percentage depletion by reason of the exemption for independent producers must be allocated between a taxpayer and members of their family (spouse and minor children).  The total production limitation must also be allocated between or among corporations which are members of the same controlled group and between or among corporations, estates or trusts if more than 50% of the beneficial interest in any two such entities is owned by the same or “related persons.” In the event a taxpayer’s average daily production exceeds the maximum amount on which percentage depletion may be claimed, the availability of the percentage depletion deduction due to the exemption is not lost, and may be claimed with respect to the maximum allowable quantity.  In order to preclude a taxpayer from claiming percentage depletion with respect to the highest priced oil or gas sold during the year, the statute requires the taxpayer to compute depletion at the applicable rate, on the total aggregate production for the year and then allows a deduction equal to the percentage of the total depletion as the maximum allowable quantity bears to the total production.

Depreciation. The costs of acquiring tangible property will be capitalized and recovered through the deduction for cost recovery.  The depreciation method currently in effect is the Modified Accelerated Cost Recovery System (MACRS).  Where tangible property is physically and irrevocably abandoned, loss will be recognized in the year of abandonment measured by the amount of the adjusted basis of the property at the time of the abandonment.  In general, such loss would be treated as an ordinary loss. MACRS classifies tangible personal property into numerous groups.  In general, most of the tangible property will qualify as “five or seven year property,” the cost of which should be recoverable through deductions over a five or seven year period commencing with the year the property is placed in service. Depreciation deductions allowable with respect to equipment may be subject to recapture as ordinary income upon disposition of the property or upon the disposition by an investing partner of a Unit in the partnerships.

Election to Expense Certain Depreciable Business Assets. Code Section 179 allows an expense deduction to taxpayers (other than trusts, estates, or certain non-corporate lessors) who elect to treat the cost of certain qualifying property as an expense rather than a capital expenditure.  No depreciation deduction is allowed regarding such costs. An annual dollar limitation applies on the aggregate costs that may be expensed under Code Section 179.  For 2000, up to $18,500 of property may be deducted.  However, Code Section 179 deductions are limited, in each year, to the aggregate amount of taxable income of the taxpayer from the trade or business.  Code Section 179 deductions are also phased out for taxpayers who place in service in excess of $510,000 worth of property purchased in 2008.  The investment limit is adjusted for inflation in 2008, 2009 and 2010.Unused losses may be carried over to succeeding taxable years.

Restrictions on Passive Losses. Revisions to the federal tax laws in recent years were enacted to reduce investment in “tax shelters.”   I.R.C. §469 provides that certain taxpayers may not currently deduct net losses from passive investments.  The statute creates three classes of income and loss - “passive,” “active” and “portfolio” - and provides that passive losses can be applied to offset passive income, but not active or portfolio income.  For this purpose the term “passive activity” means any activity involving the conduct of a trade or business in which the taxpayer in question does not materially participate, and includes the interests of investing partners in the partnerships.  Portfolio income is investment income, such as interest, dividends, and royalties.  Active income or loss is income or loss, which does not fall into either of the other categories.  The effect of these rules is to prohibit the use of passive losses to shelter income from salaries, investments, and other non-passive sources, and thus to reduce the economic value of such losses. The term “passive activity” does not include any working interest in an oil and natural gas property which the taxpayer in question holds either directly or through an entity which does not limit liability with respect to the interest, regardless of whether the taxpayer materially participates.

Organization Expenses.

Expenses have been and will be incurred in organizing the partnerships and in issuing and marketing the Units.  In general, such Organization Costs must be capitalized by the partnerships.  Organization fees are amortized and deducted.  Organization expenses are expenses that (i) are incident to the creation of the partnerships, (ii) are chargeable to the capital account and (iii) are of a character which, if expended incident to the creation of a limited partnership having an ascertainable life, would be amortized over such life.  Such organization expenses are amortized over a period of not less than 60 months on a straight line basis.  Any syndication fees (fees incurred to promote or sell interests in the partnerships) which are incurred by the partnerships are not deductible and are not subject to the 60-month write-off.  Treasury Regulation § 1-709-2(b) takes the position that syndication expenses include tax advice pertaining to the adequacy of the disclosure in a private placement memorandum for securities law purposes as well as accounting fees for preparation of representations to be included in offering materials. The Fund intends to amortize or currently deduct when paid certain legal and accounting fees.  Although the partnerships will seek to deduct all items at such time and over such periods which conform to the Code, the allowance and timing of such deductions by the Service is predicated upon the factual circumstances as they relate to the applicable provisions of the Code.

Operating Expenses and Administrative Costs. Amounts paid for operating a producing well or Prospect are deductible as ordinary and necessary business expenses.  Ordinary and necessary business expenses such as general and administrative costs will generally qualify for deduction in the year paid to the extent such expenditures do not result in the creation of assets having useful lives in excess of one year.

Management Interests, Fees, and Certain Other Expenses. The Managing General Partner has represented that, in its opinion, the Net Revenue Interest held by the Managing General Partner, the Management Fee, and other fees and expenses are reasonable in view of the services to be rendered.  Nonetheless, the IRS may take the position that the fees are unreasonable in amount.  If the tax return is audited by the IRS, it is possible that various fee expense in the current year could be disallowed unless The Managing General Partner can provide records of services rendered for payment of such fees which prove that such fees were reasonable in amount and paid for services rendered in the current year which were not capital or amortizable in nature.

Investment Interest. Section 163(d) of the Code limits the amount of an individual’s deduction for investment interest to the amount of net investment income.  Investment interest is interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.  Property held for investment includes an interest in a trade or business in which the taxpayer does not materially participate and which is not a passive activity. The amount of disallowed investment interest for any taxable year is treated as investment interest paid or accrued in the succeeding taxable year. Interest on a loan incurred to purchase or carry an investment in the partnerships will constitute investment interest subject to the limitation on its deductibility.  The deductibility, by an investing partner, of interest could be adversely affected if an investing partner owns tax exempt bonds, since the incurring of the debt may be construed to be for the purpose of acquiring or continuing to carry the tax exempt bonds under Code Section 265(2). The IRS has issued temporary and proposed regulations that require actual tracing of funds in order to determine if borrowed funds are used to purchase any property held for investment.

Capital Costs

Tangible Costs. The costs of acquiring tangible personal property may be capitalized and recovered through deductions for depreciation (see prior “Depreciation” section).

Lease Acquisition Costs. Leasehold acquisition costs must be capitalized.  Such costs are recoverable through the allowance for depletion if the lease produces, or as an ordinary loss if the lease does not produce and is determined to be worthless or is abandoned.  These costs include amounts paid for the acquisition of mineral rights, usually called a lease bonus, and fees for title examinations, abstracts, surveyors’ fees and recording costs.  The cost of geological and geophysical exploration must also be capitalized and recovered through depletion deductions if a property is acquired or retained on the basis of data from such exploration.

Basis and “At Risk” Rules

Basis. A Partner’s basis in their Partner Interest is used to determine the gain or loss to a Partner on the disposition of an interest and to determine whether a gain is recognized when cash is distributed from the partnerships.  Furthermore, a Partner may only deduct their share of Fund losses to the extent of adjusted basis in their Partner Interest. Generally, each investing partner’s beginning basis will equal the sum of (i) their initial contributions to capital and (ii) their proportionate share of Fund liabilities.  Each investing partner’s basis in the Units will be increased by the allocable share of Fund income, depletion deductions claimed in excess of the basis, any subsequent capital contributions, and increases in their proportionate share of Fund liabilities.  An investing partner’s basis in the partnerships will be decreased (but not below zero) by their share of losses, Partner distributions, and depletion deductions claimed with respect to such Partner Interest.  A decrease in an investing partner’s share of liabilities is treated for tax purposes as a distribution of cash to the investing partner even though no cash was actually received.  Such a decrease will occur, for example through amortization or other discharge of liabilities, reduction of the investing partner’s share of liability resulting from the sale of or foreclosure on property subject to debt, or upon the sale or other disposition of the Units.

 “At-Risk” Limitations. Section 465 of the Code provides that, with respect to an activity, the amount of any losses (otherwise allowable for the year in question) which may be deducted by individuals, Subchapter S corporations, or “closely held corporations” (i.e., one in which five or fewer individuals own, with the application of constructive ownership rules, more than 50% of the outstanding stock) cannot exceed the aggregate amount with respect to which such taxpayer is “at risk” in such activity at the close of the tax year. The amount of loss that an investor can deduct in connection with exploring for, or “exploiting oil and gas resources” is limited to his amount “at risk.” A taxpayer is generally to be considered “at risk” with respect to an activity to the extent of cash, and the adjusted basis of other property contributed to the activity with respect to which the taxpayer has personal liability for payment from its personal assets.  However, if the taxpayer borrows money to contribute to the activity and the lender’s only recourse is either the taxpayer’s interests in the activity or property used in the activity, the amount of the proceeds of the borrowing are to be considered amounts financed on a non-recourse basis which do not increase the taxpayer’s amount “at risk”.  A taxpayer will not be considered to be “at risk”, even as to the equity capital which such taxpayer has contributed to the activity, to the extent that the taxpayer is protected against economic loss of all or part of such capital by reason of an agreement or arrangement (guaranties, stop loss agreements or other similar arrangements) for compensation or reimbursement of any loss which the taxpayer may suffer.  Any investing partner who borrows the cash contributed to the partnerships or who has other similar arrangements with respect to the interest should consult a tax advisor as to the application of the “at risk” limitation. An investing partner’s amount “at risk” will be increased by his distributive share of any Fund taxable income and the excess of percentage depletion deductions allowed to the investing partner over his basis for the depletable property; and decreased (but not below zero) by distributions from the partnerships, by his share of allowable Fund losses, by his share of non-deductible Fund expenditures which are not capital expenditures, and by the amount of the investing partners deduction for depletion. The amount of any loss that is not allowable in a taxable year can be carried over to succeeding taxable years and deducted if and to the extent an investing partner becomes “at risk,” provided the investing partner has sufficient tax basis.  An investing partner’s “at risk” amount would be reduced by that portion of the loss which then becomes allowable as a deduction in succeeding taxable years. If an investing partner receives distributions which exceed his “at risk” amount, or if his “at risk” amount is for any reason reduced below zero, losses previously claimed by the investing partner from the activity will be “recaptured” and will be taxable to the investing partner to the extent of such excess distributions or to the extent that his “at risk” amount is reduced below zero.

Sale or Other Disposition of Assets

Upon the sale or other disposition of any assets, such as any Working Interest, leasehold interest, or any other tangible or intangible interest in any well or Prospect, the partnerships will realize gain or loss equal to the difference between the partnerships basis for such asset at the time of the disposition and the amount realized by the partnerships.  The basis of the asset, at a given point in time, is determined by subtracting cost recovery or depletion deductions from the capitalized costs of the asset.  However, percentage depletion deductions cannot reduce basis below zero.  The amount of the proceeds from the sale or other disposition of any asset will be the sum of (i) money realized, (ii) the fair market value of any property received other than money, and (iii) the unpaid amount, if any, of any indebtedness allocable to such asset (which will be treated as consideration as though there had been a cash payment to the partnerships in a like amount).

Gains and losses from sales of oil and natural gas properties held for the requisite holding period and not held primarily for sale to customers would be, (except to the extent of depreciation recapture for equipment and recapture of Intangible Costs and depletion), gains and losses described in Section 1231 of the Code, resulting from the sale or exchange of real or depreciable property used in a trade or business.  An investing partner’s net Section 1231 gain will be treated as a long-term capital gain while a net loss will be an ordinary deduction from gross income.  However, if the investing partner has claimed  Section 1231 losses in any of the five most recent preceding tax years, such investing partner must recapture as ordinary income the current year Section 1231 gains to the extent of such previously unrecaptured losses.  The holding period for Section 1231 gains is twelve months.

Upon the sale or other disposition of other oil and natural gas properties, Intangible Costs are subject to recapture as ordinary income to the extent that they would have been included in adjusted basis if they had not been deducted.  In addition, depletion will be subject to recapture as ordinary income upon the sale or other disposition of an oil or natural gas property at a gain.  However, the amount recaptured as ordinary income under Section 1254 cannot exceed the excess of the amount realized (in the case of a sale or exchange) or the fair market value of the property received (in the case of any other disposition) over the adjusted basis of such property.  Special rules are provided for determining the amounts that are to be recaptured as ordinary income where a taxpayer sells a portion of an oil and natural gas property or an undivided interest in an oil and natural gas property.

Under Section 613A(c)(7)(D) of the Code, the partnerships is required to allocate to each Partner their proportionate share of the adjusted basis of the partnerships oil or natural gas properties or interests therein.  Accordingly, each Partner is required to separately keep records of their share of the adjusted basis in each oil and natural gas property of the partnerships, adjusted for any depletion taken on the property and use such adjusted basis in the computation of gain or loss on the disposition of such property by the partnerships.  Under Proposed Treasury Regulations, a Partner’s share of the adjusted basis in any oil and natural gas property must be determined in accordance with their interest in the partnerships capital.  However, a Partner’s share of the adjusted basis shall be in accordance with their interest in Fund income if the partnerships agreement so provides, unless either written provisions have been made for the share of any Partner in Fund income to be reduced for any purpose other than merely to reflect the admission of a new Partner or at the time of allocation any Partner expects their income interest to be reduced pursuant to an understanding with another Partner or Partners.  Accordingly, a Partner will be deemed to have a basis in certain properties equal to their pro rata share of the partnerships basis in the properties.

The proposed Treasury Regulations under Code Section 613A indicate that upon the disposition of an oil and natural gas property, the amount realized is to be allocated to the Partners, who will then subtract their individual basis to determine individual gain or loss.  These Proposed Treasury Regulations are unclear as to how the allocation of amounts realized is to be made, and as to how the recapture rules of Section 1254 are to apply, although the effect of the partnerships Limited partnership Agreement is that recapture income with respect to the properties will be allocated pro rata to the Partners to whom the deductions which gave rise to the recapture were allocated.  In the absence of any specific Regulation or ruling interpreting how Section 613A(c)(7)(D) of the Code will be applied to allocation systems such as those employed by the partnerships, The Managing General Partner cannot predict how a court would resolve the application of Section 613A(c)(7)(D) of the code to the allocations provided in the partnerships Agreement, if the IRS were to challenge such allocations on this basis and the matter was litigated on the merits. Accordingly, the Managing General Partner expresses no opinion as to the applicability of Section 613A(c)(7)(D) to Prospective investing partners.

Sale of an Interest in the partnerships

Generally, beginning in 1998 any gain or loss realized upon the sale of Fund Units held for more than twelve months will be taxed as a long-term capital gain or loss.  That portion of realized gain allocable to a Partner’s “unrealized receivables” (including, among other things, depletion deductions to the extent such deductions reduced the basis of oil and natural gas properties, accounts receivable that have not been taken into income, and the potential recapture on Code Section 1245 property (tangible personal property) and Intangible Costs) or “substantially appreciated inventory” will be taxed as ordinary income. Furthermore, the amount realized upon such a sale will include the amount of liabilities to which the Units are subject.

If any Units include unrealized receivables or substantially appreciated inventory items, the transferor of Units must notify the Managing General Partner within 30 days of the transfer or by January 15 of the following year, if earlier, and file a statement with their tax return.  Most investing partners who transfer their Units will be required to comply with such notification requirements, because the Properties are expected to include property subject to depletion recapture, which is an unrealized receivable.  The Fund will then be required to file Form 8308 with the IRS, containing information identifying the transferor and transferee, and to provide each transferor and transferee with a copy of the Form 8308 so filed with the IRS.

In the event of a sale or assignment of Units (other than by reason of a death), the income, loss, deduction and credits of the partnerships will be allocated pro rata between the assignor and assignee of such Units based on the periods of time during the fiscal year that such Units were owned by each, without regard to the periods during such fiscal year in which such income, loss, deduction, and credits were actually realized.  However, certain “cash basis items” (i.e., interest, taxes and payments for services or for the use of property) will be allocated between the transferor and transferee by assigning the appropriate portion of such items to each day in the period to which they are attributable and by allocating such assigned portion based upon the transferor’s or transferee’s interest in the partnerships as of the close of such day.    Furthermore, transferees of Units will be entitled to claim cost depletion, depreciation (if any), and losses and will be required to report gain with respect to the property based only on their pro rata share of their bases therein (and not the price paid for the Units), unless the Code Section 754 election is made to adjust the basis of property with respect to the transferee.

A limited partnership may elect to have the cost basis of its assets adjusted in the event of a sale by a Partner of their interest in the partnerships or in case of the death of a Partner.  In the case of a sale of an interest by a Partner, the election would affect only the transferee Partner by requiring an adjustment of the basis of the partnerships assets which would reflect the difference between the cost to such a transferee for their interest in the partnerships and their pro rata share of the partnerships basis in the underlying Fund assets at the time of the transfer.  As a result of the inherent tax accounting complexities and the substantial expense that would be incurred in making the election to adjust the tax basis of the Property under Section 734, 743 and 754 of the Code, in such circumstances, the Managing General Partner does not intend to make such elections on behalf of the partnerships, although it is empowered to do so.  The absence of any such election may in some circumstances result in a reduction in the value of the Units to be acquired by a potential transferee.

The sale or exchange (including a sale or exchange to another Partner) of the total interest in capital and profits within a 12-month period will result in a termination of the partnerships.  This could occur if enough investing partners transferred their Units other than by gift, bequest or inheritance within any 12-month period.  If this occurs, all the property will be deemed to have been distributed pro rata to the investing partners in kind and previously claimed depletion deductions (to the extent such deductions reduced the basis of oil and natural gas properties) may be recaptured.  If the partnerships is continued after it is terminated, it will be treated as a second entity for tax purposes with investing partners’ basis in their Units and the partnerships basis in its properties being determined anew.

Distributions of Cash from the partnerships

Any cash received by a Partner from the partnerships which is not in liquidation of his Partner Interest will not necessarily cause the recognition of gain (or loss) for Federal income tax purposes.  However, cash distributions (including “deemed” distributions resulting from a reduction in Fund liabilities) in excess of a Partner’s adjusted basis prior to said distributions will result in recognition of gain to the extent of such excess.  Except for ordinary income which may result from cost recovery recapture or recapture of Intangible Drilling and Development Costs, any such gain will generally be taxed as a capital gain and will be long-term or short-term, depending upon the investing partner’s holding period for his Partner Interest.  Cash distributed by the partnerships to an investing partner will not cause the recognition of any gain, except as previously noted, but will reduce such investing partner’s basis (but not below zero) in his Partner Interest (See “Basis,” and “At-Risk Limitations”).

Liquidation of the partnerships

It is contemplated that upon any liquidation of the partnerships, the oil and natural gas and related properties held by the partnerships will be sold or distributed in kind.  Accordingly, upon liquidation, each of the investing partners will receive cash and/or an undivided interest in the oil and natural gas properties and related tangible personal property in accordance with the proportion in which each investing partner holds an ownership interest in the partnerships.  In addition, leasehold interests and other property owned by the partnerships, or the proceeds from the sale thereof, will be distributed to the investing partners, in amounts equivalent to their respective interest therein on the date of distribution, subject to liens, and outstanding contracts.  Treatment similar to the recapture of depreciation may be accorded the recapture of Intangible Drilling Costs upon distribution of producing oil and natural gas properties.

Upon such liquidation, an investing partner will recognize a capital gain to the extent that the cash received in the liquidation exceeds the investing partner’s tax basis of their Units.  Gain attributable to “unrealized receivables,” which term includes depreciation recapture on tangible personal property and recapture of intangible drilling costs previously deducted will be characterized as ordinary income.  A capital loss generally will be recognized to the extent that their basis, as adjusted, exceeds the liquidating cash distribution.  In addition, each investing partner may be in receipt of income from the normal operations of the partnerships during the year of dissolution.  Such income will constitute ordinary income, and the full amount of any capital loss realized by such investing partner on liquidation of the partnerships may not be available to offset the full amount of taxable income recognized by the investing partner from operations of the partnerships during the year of liquidation.

To the extent the partnerships distributes cash from the sale of leasehold interests or from any other source, distribution will reduce the investing partner’s basis in their Units, and any amount in excess of such basis will constitute taxable income.  Such income will be taxable as capital gain, unless attributable to “unrealized receivables” or the “recapture” of Intangible Drilling Costs, in which case it will constitute ordinary income.

The recapture of depreciation upon the disposition of tangible personal property of the type to be distributed in kind to the investing partner is considered to be an “unrealized receivable.”  However, each investing partner should not recognize any ordinary income upon the distribution in kind of its share of tangible personal property in liquidation of the partnerships since, under the Code and applicable Federal income tax regulations, such distribution should not be treated as a disposition of such investing partner’s share of the property.  Depreciation recapture would occur, however, upon a subsequent disposition of the property by the investing partner.  The basis of the distributed properties (in the hands of the distributee) treated as “unrealized receivables” is the lesser of (i) the adjusted basis of such properties in the hands of the partnerships immediately prior to liquidation, or (ii) the investing partner’s  basis in their Units which must be first allocated to the “unrealized receivables.”  However, the amount of ordinary income resulting from the recapture of depreciation deductions upon a subsequent sale or disposition of such properties cannot exceed the total amount of depreciation deductions claimed on such properties.

A distribution in liquidation upon termination of the partnerships (or at any other time) of an oil and natural gas property with Intangible Drilling Costs subject to recapture, assets with depreciation subject to recapture, unrealized receivables or substantially appreciated inventory items, will be considered a sale or exchange, resulting in gain or loss, and recapture of investment credit, unless each Partner receives their pro rata share of assets distributed.

An investing partner’s basis in the properties (other than “unrealized receivables” and adjustments therefor referred to above) received in liquidation from the partnerships will be the same as its basis in the partnerships interest at the time of liquidation decreased by the amount of cash received.  Accordingly, if there are no obligations to be assumed and no cash is available for distribution, properties distributed will have the same basis in the hands of the investing partner’s as their basis in the partnerships.  Because the investing partner’s basis in their Units invested in oil and gas prospecting properties is expected to be little or nothing due to the deduction of Intangible Drilling Costs, an Investing partner will probably have little or no basis in the properties received upon liquidation and could therefore, realize substantial taxable income upon the sale or exchange of any oil and gas  properties distributed in liquidation.

Alternative Minimum Tax

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax.  The Alternative Minimum Tax (“AMT”) is not imposed on the partnerships.  investing partners, however, may be subject to the tax.  Alternative minimum taxable income is generally computed by adding or subtracting adjustments and tax preference items to income determined for regular tax purposes.  The tax may equal up to 28% of alternative minimum taxable income which exceeds the applicable exemption amount.

The adjustments and tax preference items may include, among other things; the excess of accelerated over straight- line depreciation on real property and on leased personal property.  The tax bill enacted prior to the end of December 1992 repealed excess intangible drilling costs and excess percentage depletion as tax preference items for taxpayers other than integrated oil companies for taxable years beginning after December 31, 1992.  The Fund does not plan to amortize the intangible drilling costs expended in the partnerships, but to currently deduct such expenses.  In this situation, intangible drilling costs remain a tax preference item for independent producers.

The Taxpayer Relief Act of 1997 exempts certain small corporations from Alternative Minimum Tax.  The exemption for small corporations is effective for tax years beginning after 1997.

The extent, if any, to which the tax preference items of any investing partner would be subject to the alternative minimum tax will depend on that investing partner’s overall tax situation.  If an investing partner is liable for the alternative minimum tax, the net effect may be that some or all of the tax losses being generated by an investment in the partnerships will result in a tax reduction at the alternative minimum tax rate, while the income generated from the investment eventually may be subject to higher marginal tax rates.

Enhanced Oil Recovery Tax Credit

In the event the partnerships becomes involved in properties and projects involving secondary or tertiary recovery methods, a tax credit may be available for certain of the costs associated with the project.  Unlike a deduction which reduces the income subject to tax, a tax credit reduces the actual amount of tax which is due and owing on a dollar for dollar basis.

Generally, the credit is equal to 15% of qualified costs on certain qualified domestic Enhanced Oil Recovery (“EOR”) projects.  Not all projects will qualify for EOR status because the techniques of recovery must meet certain guidelines.  The qualified costs include tangible property, intangible costs, and the costs of injectants.  The credit is subject to phase out depending upon the price of crude oil.  The credit reduces the basis and deductions available for these costs and an election not to use the credit may be made.

Deferral of Taxes

It is expected that the partnerships will incur tax losses from operations in the current year (primarily from deductions for Intangible Drilling and Development Costs) and that such tax losses may offset income of the investing partners from other sources.  In subsequent tax years, however, the taxable income from Fund operations may not be offset by any allowable income tax deductions.  In addition, as a result of such deductions, the partnerships basis in its leasehold interests and the Prospects thereon (and the basis of each Limited investing partner in his Partner Interest) will be substantially reduced.  Because of low tax basis, in the year in which an investing partner sells or disposes of his Partner Interest or is deemed to have sold or disposed of a share of the drilling tracts, a substantial part of amounts realized most likely will constitute taxable gain.  Thus, the tax benefit afforded in early years may defer to later years, but will not eliminate an investing partner’s overall Federal income tax liability.  The tax benefit which any particular investor may derive from investment in the partnerships will depend in part on the value of such tax deferral to him.  In order to determine the benefit of the deferral, the investor must analyze the amount of potential tax savings which can be utilized in the early years of the partnerships.  If an investor does not, or is not able to utilize such tax savings, he will not be able to derive the full intended benefit of his investment in the partnerships.

Penalties and Audit Procedures with IRS

Audit of Fund and Returns, and Determination Procedures. Returns filed by the partnerships are subject to audit by the IRS.  The IRS has announced a national tax shelter audit program, which could include the partnerships, and which make audit of the investing partner’s returns more probable.  Any such audit may lead to adjustments, in which event the investing partner may be required to file amended personal federal income tax returns.  Any such audit could also lead to an audit of an investing partner’s tax return which may result in adjustments other than those relating to investment in the partnerships, costs of challenging such adjustments, and if such challenge is unsuccessful, payment of additional tax.  Should this occur, the investing partner may be required to pay interest and penalties plus the additional tax.  Interest payable on deficiencies under the Internal Revenue laws will be compounded daily. A penalty of 20 percent may be imposed on substantial understatements of income tax.  Code Section 6662 imposes a penalty equal to 20% of the amount of the underpayment attributable to a substantial understatement of tax liability.  A substantial understatement of tax liability exists if a taxpayer’s reported liability in a taxable year understates the amount required to be reported for such year by the greater of 10% of the total tax due or $5,000 (except with respect to certain corporations). Generally, the Code Section 6662 penalty will not be imposed upon that portion of the understatement attributable to the tax treatment of any item if (a) the taxpayers acted in good faith and there was reasonable cause for the understatement, (b) the understatement was based on substantial authority, or (c) there was a reasonable basis for the tax treatment and the treatment of such items was disclosed on the taxpayer’s return. The Code provides that tax adjustments will generally be made in a unified proceeding at the partnerships level, rather than at the Partner level.  The Code requires, with certain exceptions, that the reporting of items by individual Partners correspond to the treatment of such items on the partnerships return.  In addition, any resolution of the appropriate tax treatment of an item of income, deduction or credit will be accomplished through the appointment of a “Tax Matters Partner”, (as defined in the Code), who will usually be the Managing General Partner and who will act as the primary liaison between the IRS and the partnerships and its Partners.  The Tax Matters Partner is empowered to receive notice of the commencement of administrative proceedings and adjustments, may extend the statute of limitations for assessments of deficiencies with respect to all Partners regarding Fund items and may pursue judicial review of administrative determinations or make requests for administrative adjustments on behalf of the partnerships.  The Code also provides for situations when other Partners may participate in the partnerships proceedings or may commence administrative and judicial proceedings on their own behalf.  For this purpose, the Managing General Partner shall serve as the Tax Matters Partner.

Tax Audit Risks. Investment in an oil and gas drilling program may increase the possibility that an investor’s tax returns for years in which the program is in existence will be examined by the Service.  The cost of any such examination, and of any legal proceeding instituted to contest the results of any such examination, must be borne by the investor subject thereto, even if the examination is triggered by or limited to items associated with investment in this Program.

State and Local Income Taxes

An investment in the partnerships may subject an investor to income taxes imposed by the states and localities in which the partnerships operates as well as any other jurisdictions in which an investing partner resides or does business, and accordingly, may require an investing partner to file one or more state or local income tax returns reflecting income from the operations of the partnerships.

Accountants

Tax returns will be prepared by such independent public accounting firm as may be designated by the Managing General Partner.

Reports to Investors

As soon as reasonably practicable after the end of each fiscal year, each investing partner shall be furnished a copy of a statement of income or loss for the partnerships and another statement showing the amounts allocated to or against such investing partner pursuant to the partnerships Agreement during or in respect of such year.  These statements will also show all items of income, expense or credit allocated to such investing partner for federal income tax purposes.  These statements will be prepared in accordance with the accounting method adopted by the partnerships and will be reflected in the partnerships tax return.  The Managing General Partner shall also deliver to each investing partner a Form K-1 by the first day of October following the close of each fiscal year of the partnerships all of the information necessary for the completion of that portion of their federal income tax return relating to their investment in the partnerships.  The Fund will maintain its accounts on a basis deemed by the Managing General Partner to be in the best interests of the investing partners.  The fiscal year of the partnerships shall begin on the first day of January and end on the thirty-first day of December each year. Any investing partner may request that the books and records of the partnerships be audited at the end of any fiscal year, and any such audit shall be conducted by an independent certified public accountant selected by the investing partner requesting the audit.  If such request is made, the audit shall be conducted at the expense of the investing partner requesting the audit.  In the event an audit is not made within Two (2) years from the date a statement of revenues and expenses of the partnerships properties is mailed, such revenues and expenses shall be conclusively presumed correct.

SUMMARY OF PARTNERSHIP AGREEMENT

The rights and obligations of the partners in the partnerships will be governed by the limited partnership agreement of each partnership. The form of partnership agreement of each of the partnerships is attached to this prospectus in the Appendix Section. You should study carefully the partnership agreement in its entirety before subscribing for Units. The following summary of material terms of the partnership agreement is not complete and in no way amends or modifies the partnership agreement.

Our Responsibility

We will exclusively manage and control all aspects of the business of the partnership. No investor partner shall have any voice in the day-to-day business operations of the partnership. We are authorized to delegate and subcontract our duties under the partnership agreement to others, including entities related to us.

Liability of General Partners, Including Additional General Partners

General partners, including additional general partners, will not be protected by limited liability for partnership activities. The additional general partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of partnership operations.

We will endeavor to obtain and maintain general liability insurance. In addition, we have agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

The additional general partners, by execution of the partnership agreement, grant us the exclusive authority to manage the partnership business in our sole discretion and to thereby bind the partnership and all partners in our conduct of the partnership business. The additional general partners will not be authorized to participate in the management of the partnership business. The partnership agreement prohibits the additional general partners from acting in a manner harmful to the assets or the business of the partnership or to do any other act that would make it impossible to carry on the ordinary business of the partnership. If an additional general partner acts in contravention of the terms of the partnership agreement, losses caused by his actions will be borne by such additional general partner alone and such additional general partner may be liable to other partners for all damages resulting from his breach of the partnership agreement. Additional general partners who choose to assign their Units in the future may only do so as provided in the partnership agreement and liability of partners who have assigned their Units may continue after such assignment unless a formal assumption and release of liability is effected.

Liability of Limited Partners

The partnerships will be governed by the Nevada Uniform Limited partnership Act under which a limited partner’s liability for the obligations of the partnership is limited to his capital contribution, his share of partnership assets and the return of distributions from the partnership to the partner that were made at a time when the partner knew the liabilities of the partnership exceeded its assets. A limited partner will not otherwise be liable for the obligations of the partnership unless, in addition to the exercise of his rights and powers as a limited partner, such person takes part in the control of the business of the partnership.

Allocations and Distributions

General.    Profits and losses are to be allocated and cash is to be distributed in the manner described in the section of this prospectus entitled “PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES.”

Time of Distributions.    We will determine distributable cash at least on a quarterly basis. We may, at our discretion, make distributions more frequently. Notwithstanding any other provision of the partnership agreement to the contrary, no partner will receive any distribution to the extent such distribution will create or increase a deficit in that partner’s capital account (as increased by his share of partnership minimum gain).

Liquidating Distributions.    Liquidating distributions will be made in the same manner as regular distributions; however, in the event of dissolution of the partnership, distributions will be made only after due provision has been made for, among other things, payment of all partnership debts and liabilities.

Voting Rights

Investor Partners shall have no voting rights other than to consent to any of the following matters:

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the sale of all or substantially all of the assets of the partnership;

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our removal and the election of a new managing general partner;

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dissolution of the partnership;

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borrowing funds in excess of 25% of the partnership’s capitalization;

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any non-ministerial amendment to the partnership agreement;

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election of a new managing general partner if we elect to withdraw from the partnership;

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cancellation of contracts for services with our affiliates or us; and

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the appointment of a liquidating trustee in the event the partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining general partner.

If we were removed by the investor partners, we may elect to retain our interest in the partnership as a limited partner in the successor limited partnership (assuming that the investor partners determined to continue the partnership and elected a successor managing general partner).

Each investor partner has the right to review and copy the partnership’s books and records at any reasonable time, after adequate notice. Investor partners have the right to submit proposals to us for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners.

Our Retirement and Removal

In the event that we (or any successor managing general partner) desire to withdraw from the partnership for whatever reason, we may do so only after giving 120 days prior written notice and only after the partnership’s completion of its primary drilling and/or acquisition activities.

In the event that the investor partners desire to remove us (or any successor) as managing general partner, they may do so at any time upon 90 days written notice with the consent of the investor partners owning 90% of the then outstanding Units, and upon the selection of a successor managing general partner within such ninety-day period by the investor partners owning a majority of the then outstanding Units.

Term and Dissolution

The partnership will continue for a maximum period ending twenty (20) years after the partnership’s formation date, unless earlier dissolved upon the occurrence of any of the following:

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the written consent of the investor partners owning a majority of the then outstanding Units;

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the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the investor partners pursuant to the partnership agreement or the remaining managing general partner, if any, continues the partnership’s business;

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the sale, forfeiture, or abandonment of all or substantially all of the partnership’s property; or

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the occurrence of any event causing dissolution of the partnership under the laws of the State of Nevada.

Indemnification

We have agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

If obligations incurred by the partnership are the result of the negligence or misconduct of an additional general partner, or the contravention of the terms of the partnership agreement by the additional general partner, then our indemnification will be unenforceable as to such additional general partner and such additional general partner will be liable to all other partners for damages and obligations resulting from such negligence, misconduct or contravention of the partnership agreement.

We will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by us in the ordinary and proper course of the partnership’s business, provided that we have determined in good faith that the course of conduct that caused the loss or liability was in the best interests of the partnership, that we were acting on behalf of or performing services for the partnership, and that such expenditures, losses or judgments were not the result of negligence or misconduct on our part. We will have no liability to the partnership or to any partner for any loss suffered by the partnership that arises out of any action or inaction by us if we, in good faith, determined that such course of conduct was in the best interest of the partnership and such course of conduct did not constitute negligence or misconduct by us. We will be indemnified by the partnership to the limit of the insurance proceeds and tangible net assets of the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by us in connection with the partnership, provided that the same were not the result of negligence or misconduct on our part.

Notwithstanding the above, we shall not be indemnified for liabilities arising under federal and state securities laws unless:

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there has been a successful adjudication on the merits of each count involving securities law violations;

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such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or

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a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states that are specifically set forth in the prospectus and in which plaintiffs claim they were offered or sold Units.

In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and other respective state securities divisions with respect to the issue of indemnification for securities laws violations.

The partnership will not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified under the partnership agreement.

Reports to Partners

We will furnish to the investor partners certain annual reports that will contain financial statements (including a balance sheet and statements of income, partners’ equity and cash flows), and will include a reconciliation of such statements with information provided to the investor partners for federal income tax purposes.

All investor partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by October 15 of each calendar year. We may provide such other reports and financial statements as we deem necessary or desirable. We will retain all appraisals together with the supporting documentation for them in the partnerships’ records for at least six years from the date given.

If a partnership is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, current, quarterly and annual reports will be filed by the partnership with the Securities and Exchange Commission and be publicly available to investors.

Power of Attorney

Each partner will grant us a power of attorney to execute certain documents deemed by us to be necessary or convenient to the partnership’s business or required in connection with the qualification and continuance of the partnership.

Other Provisions

Other provisions of the partnership agreement are summarized in this prospectus under the headings “TERMS OF THE OFFERING,” “ADDITIONAL FINANCING,” “SOURCES OF FUNDS and USE OF PROCEEDS,” “PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES,” “MANAGEMENT,” “CONFLICTS OF INTEREST,” “OUR FIDUCIARY RESPONSIBILITY,” and “TRANSFERABILITY OF UNITS.”

TRANSFERABILITY OF UNITS

No Market for the Units

An investment in the partnerships is an illiquid investment. The Units will not be traded on an established securities market or on the substantial equivalent of an established securities market.

Assignment of Units; Substitution

Units of the partnership are assignable only with our written consent, which may be withheld in our sole discretion.

Units may be assigned only to a person otherwise qualified to become an investor partner, including the satisfaction of any relevant suitability requirements imposed by law or the partnership. In no event may any assignment be made that, in the opinion of counsel to the partnership:

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would result in the partnership being considered to have been terminated for purposes of Section 708 of the Code;

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would result in the partnership being treated as a publicly traded partnership; or

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may not be effected without registration under the Securities Act, or would result in the violation of any applicable state securities laws.

Transferees of Units may be admitted to the partnership as substituted investor partners only with our consent, which we may withhold in our sole discretion.

A substituted additional general partner will have the same rights and responsibilities, including unlimited liability, in the partnership as every other additional general partner. Upon receipt of notice of a purported transfer or assignment of a Unit of general partnership interest, we, after having determined that the purported transferee satisfies the suitability standards of an additional general partner and other conditions established by us, will promptly notify the purported transferee of our consent to the transfer and will include with the notice a copy of the partnership agreement, together with a signature page. In such notification, we will advise the transferee that he will have the same rights and responsibilities, including unlimited liability, as every other additional general partner and that he will not become a partner of record until he returns the executed signature page to the partnership agreement and such other documents as the managing general partner reasonably may request.

A partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to us. The assignee of such interest has certain rights of ownership but may become a substituted investor partner and thus be entitled to all of the rights of an additional general partner or limited partner only upon meeting certain conditions, including:

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obtaining our consent to such substitution,

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paying all costs and expenses incurred in connection with such substitution, and

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executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

PLAN OF DISTRIBUTION

Distribution

Units are being offered for sale through MSI, the dealer manager, as principal distributor, and through FINRA-licensed broker-dealers. Units are being offered on a “best efforts no minimum” basis, to a select group of investors who meet the suitability standards set forth under “TERMS OF THE OFFERING.” “Best efforts no minimum” means:

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the various broker-dealers that will sell the Units will not be obligated to sell or to purchase any amount of Units, but will be obligated to make a reasonable and diligent effort (that is, their “best efforts”) to sell as many Units as possible; and

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No minimum number of Units need to be sold within the partnership’s offering period.

The term “maximum” refers to the maximum proceeds that can be raised with respect to a partnership, which will range from $10 million to $50 million per partnership.

Relationship Between Dealer Manager and Us

Paul N. Nicholson, our President, sole owner-manager of eUSM serves in the same capacity of the dealer manager.

Compensation

MSI, the dealer manager of the program and a FINRA member, will receive a sales commission, payable in cash, equal to 10% of the investor partners’ subscriptions. The dealer manager may reallow up to 8% of this sum to FINRA-licensed broker-dealers for sale of the Units.

As provided in the soliciting dealer agreements between the dealer manager and the various soliciting dealers, we may advance to the various FINRA-licensed broker-dealers from our own funds the sales commissions that would otherwise be payable in connection with subscription funds so received and cleared. In the event we determine not to organize and fund the partnership for any reason, such broker-dealers that have been advanced commissions by us with respect to the sale of Units in the partnership are required by the soliciting dealer agreements to return such commissions to us promptly.

No sales commissions will be paid on sales of Units to officers, directors, employees, or registered representatives of MSI or a soliciting dealer if MSI or such soliciting dealer, in its discretion, has elected to waive such sales commissions. Any Units so purchased will be held for investment and not for resale.

In no event will the total compensation to be paid to FINRA members in connection with this offering, including without limitation, sales commissions, fees and expenses, exceed 10% of the proceeds received from the sale of the Units plus an additional 3% for bona fide due diligence expenses and 2% for offering marketing allowance.

Disciplinary Proceedings Regarding the Dealer Manager

On or about July 17, 2006, without admitting or denying allegations levied by NASD Regulation, Inc., that it violated SEC Rule 15C2-4 and NASD Rule 2110 for participating in a private placement offering and failed to establish an escrow account, MSI consented to a censure and a fine of $7,500.

On or about October 4, 2006, MSI consented to a $1,500 fine imposed by the State of New Hampshire for selling securities in the state without first being licensed.

Indemnification

The dealer manager, soliciting dealers and eUSM have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act. Members of the selling group may be deemed to be “underwriters” as defined under the Securities Act, and their commissions and other payments may be deemed to be underwriting compensation.

Qualification to Sell

The dealer manager and any soliciting dealers may offer the Units and receive commissions in connection with the sale of Units only in those states in which it is lawfully qualified to do so.

Our Purchase of Units

We or our affiliates may purchase Units in the partnership on the same terms and conditions as other investors, net of the management fee and sales commissions. Any Units purchased by our affiliates and/or us will be held for investment and not for resale.

SALES LITERATURE

MSI and other FINRA-registered broker-dealers participating in this offering may utilize sales literature that discusses certain aspects of the program, including possibly other supplementary materials.

Notwithstanding, the offering of Units may only be made by means of this prospectus. Any sales material we use is subject to the following considerations:

•

It must be preceded or accompanied by this prospectus;

•

It is not complete;

•

It does not contain any material information that is not also set forth in this prospectus; and

•

It should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

You should only rely on the information contained in this prospectus when making a decision as to whether to purchase the Units. We have not authorized anyone to provide you with information that is different than the information contained in this prospectus.

LEGAL OPINIONS

The validity of the Units offered hereby has been passed upon by the law firm of Mangum & Associates, PLLC. No opinion has been obtained regarding the “Tax Considerations” section of this prospectus.

EXPERTS

The audited consolidated financial statements of energiUS LLC, appearing in this prospectus has been audited by Mendoza Berger & Company, L.L.P., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement with the Securities and Exchange Commission on behalf of the partnerships with respect to the Units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. For further information regarding the partnerships or the Units offered by this prospectus, please refer to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement.

You may inspect the registration statement, including the exhibits thereto, without charge at the Securities and Exchange Commission’s principal office in Washington, D.C., and copies of the registration statement may be obtained from the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. Information regarding the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and all exhibits and amendments thereto are also publicly available through the Securities and Exchange Commission’s website at www.sec.gov.

The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to the date of the prospectus.

GLOSSARY OF TERMS

The following terms used in the prospectus and the limited partnership agreement, whether or not capitalized, shall (unless the context otherwise requires) have the following respective meanings:

“Act” means the Nevada Uniform Limited partnership Act, as set forth in Chapter 88 of Nevada Revised Statutes, as amended.

“Additional General Partner” means an investor Partner who purchases Units as an additional general partner, and such Partner’s transferees and assigns. In its plural form, it shall mean all investor Partners who request and are admitted as additional general partners. It shall not include an investor Partner who has had their partnership interest converted into a Limited partnership interest pursuant to this Agreement.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, or to hold or to control the holder of 10 percent or more of the outstanding voting securities of such Person.

“Agreement” means this Agreement of Limited partnership, as it may be amended, supplemented or restated from time to time.

“Allocable or Allocatable Funds” means the net amount of investment actually used in the process of buying, enhancing and selling properties or drilling wells.  Does not include commissions and fees, etc.  I made this one up.

“APO” means after payout of an investor Partner’s Capital Contribution to the partnership.

“BCPD” means barrels of condensate per day.

“BOPD” means barrels of oil per day.

“BPO” means before payout of an investor Partner’s Capital Contribution to the partnership.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 3.2 of this Agreement.

“Capital Contribution” means any asset or property of any nature contributed by a Partner to the capital of the partnership pursuant to the provisions of this Agreement.

“Certificate of Limited partnership” means the Certificate of limited partnership filed with the Secretary pursuant to Section 1.6 of this Agreement, as such Certificate may be amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as from time to time amended and in effect.

“Consent” means the written consent of a Person, or the affirmative vote of such Person at a meeting called and held pursuant to Article VIII of this Agreement, as the case may be, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context requires.

“Development Well” means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon determined by a professional petroleum engineer to be productive.

“Dealer Manager” means MacArthur Strategies, Inc., a Nevada corporation.

“Drilling and Completion Costs” means all costs, excluding Operating Costs, of drilling, completing, testing, equipping, and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation cots incident thereto, location and surface damages, cementing, drilling mud and chemicals, drill stem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the partnership, and reimbursements and compensation to well operators, including charges paid to t Managing General Partner as a operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

“Dry Hole” means any well abandoned without having produced oil or gas in commercial quantities.

“Event of Withdrawal of the Managing General Partner” means an event that causes a Managing General Partner to cease to be a general partner as provided in the Act.

“Exploratory well” means a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

“Farmout” means an agreement whereby the owner of a leasehold or working interest agrees to assign their interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

“General Partners” means the Additional General Partners and the Managing General Partner.

“IDC” means intangible drilling and development costs.

“Initial Limited Partner” means Paul N. Nicholson or any successor to his interest.

“Investor Partner” means any Person other than the Managing General Partner (i) whose name is set forth on Schedule A of this Agreement, attached hereto, as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or substituted investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit.  In its plural form it means all such Persons.

“Indemnitee” means any Managing General Partner, any Person who is or was an Affiliate of a Managing General Partner, any Person who is or was an officer, director, employee, agent, trustee, partner or shareholder of a Managing General Partner or any such Affiliate, or any Person who is or was serving at the request of a Managing General Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person; provided that a Person shall constitute an “Indemnitee” only with respect to acts, omissions or matters deriving from or relating to the business, operations or investments of the partnership.

“Lease” means full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

“Limited Partner(s)” means any Person who has been admitted as a Limited Partner in accordance with the terms of this Agreement, so long as each such Person remains a Limited Partner.

“Liquidator” has the meaning specified in Section 7.2 of this Agreement.

“Majority in Interest of the Limited Partners” means Limited Partners whose Percentage Interests aggregate to greater than fifty percent (50%) of the Percentage Interests of all Limited Partners.

“Managing General Partner” means energiUS Management LLC and any other Person who is appointed to replace the same as the managing general partner in accordance with the terms of this Agreement.

“MCF” means one thousand cubic feet of natural gas.

“Prospectus” means the document utilized by the partnership to disclose risks, describe our proposed activities, and explain the terms of the offering of Units to prospective investor Partners.

“Partners” means the Managing General Partner, the Initial Limited Partner and the Investor Partners.  In its singular form it means any one of the Partners.

“Partnership” means the limited partnership formed pursuant to this Agreement.

“Partnership Interest” means the interest acquired by a Partner in the partnership including, without limitation, such Partner’s right: (i) to a distributive share of the income, gain, loss, deduction, and credit of the partnership; (ii) to a distributive share of the assets of the partnership; (iii) if an investor Partner, to Consent on those matters described in this Agreement; and (iv) if a Managing General Partner, to participate in the management and operation of the partnership.

“Percentage Interest” means a Partner’s share of the profits and losses of the partnership and the Partner’s percentage right to receive distributions of partnership assets according to the number of Units purchased in the partnership. The Percentage Interest of each partner shall be the percentage or number of Units set forth opposite such Partner’s name on Schedule A to this Agreement, as such schedule may be amended from time to time in accordance with this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association or other business enterprise.

“Prospect” means a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data and which is reasonably anticipated to contain at least one reservoir of hydrocarbons. An area covering lands which are believed to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons.

“Record Date” means the date established by the Managing General Partner for determining the identity of investor Partners entitled to give Consent to partnership action or entitled to exercise rights in respect of any other lawful action of investor Partners.

“Regulations” means the income tax regulations promulgated under the Code, as from time to time amended and in effect (including corresponding provisions of succeeding regulations).

“Reservoir” means a separate structural or stratigraphic trap containing an accumulation of oil or gas.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the partnership and the issuance of securities of a roll-up entity.

“Roll-Up Entity” means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a partnership or program to facilitate investment or who will manage or is entitled to manage or participate in the management or control of such partnership or program. “Sponsor” includes the Managing General Partner.  “Sponsor” does not include third parties such as attorneys, accountants, petroleum engineering consultants, geologists, and underwriters whose only compensation is for professional services rendered in connection with the offering of Units.

“Subscription” means the amount indicated on the Subscription Agreement that an investor Partner has agreed to pay to the partnership as their Capital Contribution.

“Subscription Agreement” means the agreement attached to the prospectus by way of exhibit whereby prospective investor Partners subscribe for Units.

“Transfer” has the meaning set forth in Section 6.1(a) of this Agreement.

“Unit” means an undivided interest of the investor Partners in the aggregate interest in the capital and profits of the partnership.  Each Unit represents a Capital Contribution of $10,000 to the partnership.

“Working Interest” means an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation and maintenance.

“90% Vote of investor Partners” means the affirmative vote of Investor Partners whose Percentage Interests aggregate to ninety percent (90%) of the Percentage Interests of all investor Partners.

energiUS, LLC

(An Exploration Stage Company)

REPORT AND FINANCIAL STATEMENTS

AUGUST 31, 2008

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm

F-3

Consolidated Balance Sheet

F-4

Consolidated Statement of Operations

F-5

Consolidated Statement of Changes in Member’s Capital (Deficit)

F-6

Consolidated Statement of Cash Flows

F-7

Notes to Consolidated Financial Statements

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

energiUS, LLC

We have audited the consolidated balance sheet of energiUS, LLC (an exploration stage company) as of August 31, 2008, and the related consolidated statements of operations, members’ deficit and cash flows for the period from inception (July 25, 2008) through August 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of energiUS, LLC (an exploration stage company) as of August 31, 2008, and the results of its operations and its cash flows for the period from inception (July 25, 2008) through August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Mendoza Berger & Company, LLP

Irvine, California

September 25, 2008

energiUS, LLC

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEET

AUGUST 31, 2008

ASSETS

Current assets
Cash and cash equivalents	$2,000
Prepaid expense	8,250

Total current assets	10,250

Total assets	$10,250

LIABILITIES AND MEMBERS’ CAPITAL (DEFICIT)

Current liabilities
Accrued liabilities	$10,000
Due to related party	1,275

Total current liabilities	11,275

Total liabilities	11,275

Members’ capital (deficit)
Members’ capital	1,000
Deficit accumulated during the exploration stage	(2,025)

Total members’ capital (deficit)	(1,025)

Total liabilities and members’ capital (deficit)	$10,250

See accompanying notes to consolidated financial statements

energiUS, LLC

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION

(JULY 25, 2008) THROUGH AUGUST 31, 2008

Operating expenses
Professional fees	$1,750
Organizational costs	275

Total operating expenses	2,025

Net loss	$(2,025)

Net loss per unit	$(2.03)

Weighted average of units outstanding	1,000

See accompanying notes to consolidated financial statements

energiUS, LLC

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN

MEMBER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM INCEPTION

(JULY 25, 2008) THROUGH AUGUST 31, 2008

	Members’ Capital	Accumulated Deficit	Total

Balance, July 25, 2008	$-	$-	$-

Contributions	1,000	-	1,000

Net loss	-	(2,025)	(2,025)

Balance, August 31, 2008	$1,000	$(2,025)	$(1,025)

See accompanying notes to consolidated financial statements

energiUS, LLC

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION

(JULY 25, 2008) THROUGH AUGUST 31, 2008

Cash flows from operating activities:

Net loss	$(2,025)
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Prepaid expense	(8,250)
Accrued liabilities	10,000

Cash used in operating activities	(275)

Cash flows from financing activities:	-
Due to related party	1,275
Capital contributions	1,000

Cash provided by financing activities	2,275

Net increase in cash	2,000

Cash at the beginning of period	-

Cash at end of period	$2,000

Supplemental disclosure of cash flow information

Cash paid during the period for:
Interest	$-

Income taxes	$-

See accompanying notes to consolidated financial statements

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company is a Nevada limited liability company (LLC), formed on or about the effective date (July 25, 2008). The Company is in the exploration stage and intends to acquire a diverse portfolio of interest in existing oil and natural gas wells, and oil producing properties or fields throughout the United States, primarily in Texas, Louisiana, New Mexico, Oklahoma, and/or Kansas. The partnerships may also participate in the drilling of new wells in order to achieve further diversification and higher yields. The primary purpose of the partnerships will be to generate revenue from the production of oil and gas, distribute cash to the partners, and provide tax benefits. There can be no assurance these objectives will be achieved.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The Company’s consolidated financial statements are based on a number of estimates, including accruals for estimated accounting, auditing, legal and administrative expenses.

Principles of Consolidation

These consolidated financial statements include the accounts of energiUS, LLC and its wholly owned subsidiary, energiUS Management, LLC.  All significant intercompany balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities.  The fair value of these financial instruments approximate their carrying values due to their short maturities.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of August 31, 2008, the Company’s cash and cash equivalents were deposited primarily in one financial institution.

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Oil and Gas Properties

The Company has adopted the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas properties will be capitalized into a single cost centre (“full cost pool”). Such costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities and costs of drilling both productive and non-productive wells. Proceeds from property sales will be generally credited to the full cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool. The Company did not capitalize any internal costs during the period from inception (July 25, 2008) through August 31, 2008. Costs associated with production and general corporate activities will be expensed in the period incurred.

Depletion of exploration and development costs is computed using the units of production method based upon estimated proven oil and gas reserves. The costs of unproved properties are withheld from the depletion base until such time as either they are developed or abandoned. During the period from inception (July 25, 2008) through August 31, 2008, no unproved property amounts were reclassified to proved properties. The properties will be reviewed quarterly for impairment.

Total well costs are transferred to the depletable pool even when multiple targeted zones have not been fully evaluated. For depletion purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes (full cost pool) may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves less the future cash outflows associated with the asset retirement obligations that have been accrued in the balance sheet plus the cost, or estimated fair value, if lower of unproved properties and the costs of any properties not being amortized, if any. Should the full cost pool exceed this ceiling, impairment is recognized. The present value of estimated future net revenues is computed by applying current oil and gas prices to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.  However, subsequent commodity price increases may be utilized to calculate the ceiling value and any increase in the value of the unamortized capitalized costs over the ceiling value are not reinstated but are charged to expense as incurred.

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted SFAS No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.  At August 31, 2008, the Company did not have any asset retirement obligations.

Revenue Recognition

The Company has been in the exploration stage since its inception on July 25, 2008, and has not yet realized any revenues from its planned operations.  Once achieved, the Company will record revenues from the sales of natural gas and crude oil when pervasive evidence of an arrangement exists, delivery to the customer has occurred and risk of ownership or title has transferred, and collectibility is reasonably assured. In general, this occurs when oil or gas has been delivered to a pipeline or a tank lifting has occurred.

The Company may have an interest with other producers in certain properties, in which case the Company uses the sales method to account for gas imbalances. Under this method, revenue is recorded on the basis of gas actually sold by the Company. Any differences between volumes sold and entitlement volumes, based on our net working interest, which are deemed to be non-recoverable through remaining production, are recognized as accounts receivable or accounts payable, as appropriate. Cumulative differences between volumes sold and entitlement volumes generally are not significant.

Net Loss Per Unit

Net loss per unit is computed by dividing the net loss attributable to the members by the weighted average number of units outstanding during the reporting period.

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

energiUS, LLC and its wholly-owned subsidiary LLC are treated as partnerships for federal and state income tax purposes.  Essentially all of the Company’s taxable income or loss, which may differ considerably from net income or loss reported for financial reporting purposes, is passed through to the federal income tax returns of its members.  As such, no federal income tax for these entities has been provided for in the accompanying consolidated financial statements.

Recent Accounting Pronouncements

SFAS No. 141 (revised 2007) – In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations. This statement replaces FASB Statement No. 141 Business Combinations.  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this Statement establishes principles and requirements for how the acquirer 1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire, 2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and 3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

SFAS No. 160 – In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require 1) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, 2) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, 3) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, 4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and 5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company is currently assessing the potential effect of SFAS 160 on its financial statements.

SFAS No. 161 - In March 2008, the FASB issued Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives.

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.   The Company is currently evaluating SFAS 161 and has not yet determined its potential impact on its future results of operations or financial position.

SFAS No. 162 – In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities (the “Hierarchy”). The Hierarchy within SFAS No. 162 is consistent with that previously defined in the AICPA Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” (“SAS 69”). SFAS No. 162 is effective 60 days following the United States Securities and Exchange Commission’s (the “SEC”) approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of SFAS No. 162 will not have a material effect on the financial statements because the Company will utilize the guidance within SAS 69.

SFAS No. 163 – In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60” (“SFAS No. 163”). SFAS No. 163 requires recognition of an insurance claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. Early application is not permitted. The Company’s adoption of SFAS No. 163 will not have a material effect on the financial statements.

energiUS, LLC

(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2008

2.

GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $2,025 for period ended August 31, 2008 and additional debt or equity financing will be required by the Company to fund its activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, the Company’s ability to achieve and maintain profitability and increased cash flow is dependent upon its ability to locate profitable oil and gas properties, generate revenues from its oil and gas production and control production costs. Based upon current plans, the Company expects to incur operating losses in future periods. There is no assurance that the Company will be able to generate revenues in the future. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.

DUE TO RELATED PARTY

At August 31, 2008, the Company has a due to related party with the amount of $1,275. This amount is due to be repaid as cash becomes available and bears no interest.  Accordingly, this amount has been classified as current in the accompanying balance sheet because repayment is anticipated during the next year.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 1, 2008.

ENERGIUS MANAGEMENT LLC

(REGISTRANT)

By: /s/ Paul N. Nicholson

Paul N. Nicholson

President

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